UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)
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Bank of Commerce Holdings

(Name of Registrant as Specified in its Charter)
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Bank of Commerce Holdings
Notice of 2010 Annual Meeting of Shareholders
And
Proxy Statement

April 12, 2010
Dear Shareholder:
It is my pleasure to invite you to Bank of Commerce Holdings 2010 Annual Meeting of Shareholders.
We will hold the meeting on May 18, 2010, at 5:15 p.m., in the lobby of Bank of Commerce located at 1951 Churn Creek Road, Redding, California, 96002. In addition to the formal items of business, I will report on past performance and future prospects.
At the annual meeting you will be asked to elect ten directors, to ratify the appointment of independent accountants for 2009, to amend the Bank of Commerce 2008 Stock Incentive Plan, to amend the Company Articles to remove cumulative voting and to make a non-binding vote approving executive compensation. The Board of Directors recommends that you vote FOR the director nominees, FOR ratification of independent accountants, FOR the amendment and restatement of the Bank of Commerce 2008 Stock Incentive Plan, FOR the amendment to the Articles of Incorporation to remove cumulative voting and FOR the non-binding resolution approving executive compensation.
This mailing includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and our 2009 Form 10-K and Annual Report provides financial results and information about Bank of Commerce Holdings and its subsidiaries.
Please vote promptly by mail, telephone or internet regardless of whether you plan to attend the meeting. You may later decide to vote in person at the meeting if you are a stockholder of record, or you may revoke your proxy or voting instructions for any other reason before your shares are voted. Your vote is important.
We look forward to seeing you at the meeting.
Sincerely,
/s/ Patrick J. Moty
Patrick J. Moty
President and
Chief Executive Officer
Bank of Commerce Holdings & Subsidiaries
This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 12, 2010
Important Notice regarding the availability of proxy materials for the Shareholder Meeting to be held on May 18, 2010:
The Proxy statement and Annual Report on Form 10-K are available at Registrar and Transfer www.rtco.com

Bank of Commerce Holdings
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, May 18, 2010

Time:	5:15 p.m.

Place:	Bank of Commerce — Redding 1951 Churn Creek Road Redding, California 96002
Dear Shareholders:
At our 2010 Annual Meeting, we will ask you to:
•	Elect ten directors each to serve for a term of one year;
•	Ratify the selection of Moss Adams, LLP as our independent public accountants for 2009;

•	Amend and restate the Bank of Commerce 2008 Stock Incentive Plan;

•	Amend and restate the Company’s Articles of Incorporation to remove cumulative voting;

•	Adopt a non-binding advisory resolution approving executive compensation; and
•	Transact any other business that may properly be presented at the Annual Meeting.
If you were a shareholder of record as of the close of business on March 31, 2010, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 12, 2010.
Whether or not you plan to attend, please grant a proxy to vote your shares in one of three ways: via telephone, facsimile or mail. Instructions regarding telephone voting are included on the proxy card. If you choose to vote by mail, please mark, sign and date the proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time before it is exercised as explained in the proxy statement. Our transfer agent’s facsimile number is (908) 272-6835. Returning your proxy will not limit your rights to attend or vote at the Annual Meeting.
By Order of the Board of Directors,
/s/ David H. Scott
David H. Scott
Corporate Secretary, Bank of Commerce Holdings
Redding, California                                                                             Dated: April 12, 2010

Bank of Commerce Holdings

Why did you send me this Proxy Statement?
The Board of Directors of Bank of Commerce Holdings is soliciting proxies from its stockholders to be used at the annual meeting of stockholders on Tuesday, May 18, 2010. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card, or use the convenient telephone or internet voting method as described in the proxy card.
Along with this Proxy Statement, we are also sending you our 2009 Annual Report on Form 10-K (“Form 10-K”) and Annual Report. .
Who is entitled to vote?
Shareholders of record at the close of business on March 31, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 15,911,495 shares of Common Stock outstanding and entitled to vote. Shares sold in the public offering prior to March 31, 2010, if any, will be eligible to vote.
What constitutes a quorum?
The presence in person or by proxy of the holders of a majority of the Company’s outstanding shares of Common Stock (“Common Stock”) constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. A broker “non-vote” occurs when the nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions and broker “non-votes” will be included in the tabulations of the votes cast on proposals presented to the shareholders and therefore will have the effect of a negative vote.
How many votes do I have?
Each share of Bank of Commerce Holdings Common Stock that you owned as of the record date entitles you to one vote. The proxy card indicates the number of votes that you have.
How do I vote by proxy? Can I vote by telephone or internet?
Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly. You may also cast your vote by telephone or internet as indicated on the proxy card. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If you fill in your proxy card and send it to us in time to vote, your “proxy” (as appointed on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:
“For” the election of all nominees for Director
“For” the ratification of independent accountants
“For” amending and restating the Bank of Commerce 2008 Stock Incentive Plan
“For” amending and restating the Company Articles of Incorporation
“For” the non-binding resolution approving executive compensation
If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted upon at the Annual Meeting, other than those discussed in this Proxy Statement.

How do I change my vote?
Only holders of record at the close of business on March 31, 2010 will be entitled to vote at the annual meeting. Whether or not you plan to attend the Annual Meeting, you may vote your shares via mail, telephone or internet. If you fill out and vote the proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may notify the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy. You may also attend the Annual Meeting and vote in person.
What vote is required to approve each proposal?
Proposal 1: Elect ten directors
It is very important that you vote for the director seats. Your broker cannot vote on this item for you.
The ten nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate “Withhold Authority” to vote for a particular nominee on your proxy card, your vote will not count “for” or “against” the nominee.
Proposal 2: Ratify the selection of Independent Public Accountants
The affirmative vote of a majority of votes cast at the Annual Meeting on this proposal is required to ratify the selection of independent public accountants. If you “abstain” from voting, it has no effect on the outcome of this proposal.
Proposal 3: Amend and restate the Bank of Commerce 2008 Stock Option Plan
The affirmative vote of a majority of votes cast at the Annual Meeting on this proposal is required to amend the Bank of Commerce 2008 Stock Plan. If you ‘abstain’ from voting, it has no effect on the outcome of this proposal.
Proposal 4: Amend and restate the Company Articles of Incorporation
The affirmative vote of a majority of the Company’s outstanding shares of Common Stock is required to amend the Company’s Articles of Incorporation to remove cumulative voting for the election of directors. If you ‘abstain’ from voting, it has the same effect as a vote against this proposal.
Proposal 5: Advisory resolution on Executive Compensation
The affirmative vote of a majority of votes cast at the Annual Meeting on this proposal is required to ratify the non-binding advisory resolution approving executive compensation. If you ‘abstain’ from voting, it has no effect on the outcome of this proposal.
What are the costs of soliciting these Proxies?
The expense of printing and mailing proxy materials, including the Form 10-K and the Annual Report, will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company solicit proxies by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s Common Stock. We have contracted with Registrar and Transfer and Broadridge Services to assist us in the distribution of materials and tabulation of the results. This service will cost the Company approximately $65,000 plus out of pocket expenses.

How do I obtain an Annual Report on Form 10-K?
The consolidated financial statements of Bank of Commerce Holdings and its subsidiaries for the year ended December 31, 2009, are part of the Company’s Form 10-K which accompanies this proxy statement.
Additional copies of the annual report on Form 10-K and 2009 Annual Report may be obtained upon written request to Samuel D. Jimenez, Senior Vice President & Chief Financial Officer at the Company’s administrative offices, 1951 Churn Creek Road, Redding, California 96002.
The Securities and Exchange Commission (SEC) maintains an internet site at http://www.sec.gov that contains Bank of Commerce Holdings’ SEC filings. Access to the filings are also available from Bank of Commerce’s website under the heading “Investor Information”. The website address is www.bankofcommerceholdings.com.
How has issuing securities to the U.S. Treasury affected the voting at the Annual Meeting?
On November 14, 2008, as part of the Capital Purchase Program (the “Capital Purchase Program”) under the Troubled Asset Relief Program (“TARP”) of the United States Department of the Treasury (“U.S. Treasury”), the Company entered into a Letter Agreement with the U.S. Treasury pursuant to which the Company sold 17,000 shares of Preferred Stock to the U.S. Treasury, along with a warrant to purchase 405,405 shares of Common Stock (the “Warrant Shares”) at an initial exercise price of $6.29 per share. The U.S. Treasury currently owns all issued and outstanding Preferred Stock of the Company. Subject to the terms of the Certificate of Designations of the Preferred Stock, the Preferred Stock is non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Preferred Stock. The U.S. Treasury does not have any voting rights with respect to the Warrant Shares.
Pursuant to the terms of the preferred stock issued to the U.S. Treasury, on the occurrence of certain events, the U.S. Treasury would be provided the authority to appoint two members of the Board of Directors (“contingent directors”). Descriptions herein relating to the qualification, nomination, and election of directors do not include contingent directors.
In connection with its participation in the Capital Purchase Program, the Company is required under current regulations, for the duration of the period that the U.S. Treasury holds any equity or debt position in the Company acquired under the Capital Purchase Program, to take the following actions with respect to its executive compensation arrangements relating to its “Senior Executive Officers” (the “SEOs”):
•	require that SEO bonus and incentive compensation are subject to recovery or “claw-back” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

•	prohibit any “golden parachute” payment to the SEOs, generally meaning any payment in the nature of compensation to (or for the benefit of) an SEO made in connection with an applicable severance from employment to the extent the aggregate present value of such payments equals or exceeds an amount equal to three times the SEOs “base amount” (generally defined as the five-year average of the executive’s compensation); and

•	agree that it will be subject to Section 162(m)(5) of the Internal Revenue Code (the “Code”), which reduces the annual tax deduction limit for remuneration paid to the SEOs during any taxable year from $1,000,000 to $500,000 and eliminates the availability of the exception to the deduction limit for performance-based compensation, as defined in the Code.
The Company’s SEOs currently consist of the same executive officers who are designated named executive officers for purposes of this Proxy Statement.
In addition, in connection with its participation in the Capital Purchase Program, the Compensation Committee is required to meet every six months with the Company’s Chief Risk Officer or other senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and its SEO incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company. The Compensation Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions.
In response to this requirement, during the first quarter 2010 the Compensation Committee met with Robert Oberg, who has been identified by the Board as acting as the Company’s Chief Risk Officer. The Chief Risk Officer presented the Compensation Committee with an overview of the Company’s overall risk structure and the top risks identified within the Company, and discussed the process by which he had analyzed the risks associated with the executive compensation program. This process included, among other things, a comprehensive review of the program and discussions with senior Human Resources personnel of the Company. The Compensation Committee reviewed with the Chief Risk Officer the structure of the Company’s overall executive compensation program. This review included, without limitation, the upside and downside compensation potential under the Company’s annual incentive plans; the long-term view encouraged by the design and vesting features of the Company’s long-term incentive arrangements; and the extent to which the Compensation Committee and the Company’s management monitor the program. Based on its analysis of these and other factors, the Compensation Committee determined that the Company’s executive compensation program does not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required for this purpose. The required certification of the Compensation Committee is provided in the Compensation and Human Resources Committee Report set forth following the Compensation Discussion and Analysis in this proxy statement.
On February 17, 2009, President Barack Obama signed the American Relief and Recovery Act (“ARRA”) into law. The ARRA includes provisions directing the Secretary of the U.S. Treasury and the SEC to impose additional limits on compensation of executives of companies that participate in the Capital Purchase Program as long as the U.S. Treasury owns preferred stock and/or stock purchase warrants of such companies under the Capital Purchase Program. These provisions include, among others:
•	a prohibition on golden parachute payments to any SEO or any of the next five most highly compensated employees of the participating company;

•	a prohibition on paying or accruing any bonus, retention award, or incentive compensation to the SEOs and the twenty next most highly compensated employees that fully vests during the period in which any obligation under the Capital Purchase Program remains outstanding or that has a value greater than one-third of the total amount of the annual compensation of the employee receiving the award; and

•	An annual, non-binding shareholder vote on the company’s executive compensation program.
In accordance with the ARRA and based on recent guidance issued by the SEC, the Board of Directors authorized a non-binding advisory shareholder vote on the Company’s executive compensation plans, programs and arrangements. See “Proposal 4: Advisory Vote on Executive Compensation.”

Other provisions of the ARRA require the participating companies to establish a board compensation committee that must meet at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the company from such plans; to adopt a company-wide policy regarding “excessive” or “luxury” expenditures; and to annually file a written certification of the company’s CEO and CFO as to the company’s compliance with the requirements.
As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on the Company’s executive compensation plans, programs and arrangements as reflected in the Compensation Discussion and Analysis, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement.
Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.
Interests of directors, nominees and executive officers in matters to be voted upon.
No directors, nominees, or executive officers of the Company have personal interest in the matters to be voted upon in this election, except to the extent that any of them may be eligible to receive equity compensation pursuant to the approval of the Bank of Commerce Holdings 2010 Equity Incentive Plan. The vote respecting approval of executive compensation is non-binding, and a vote denying approval would not directly affect executive compensation, but would be considered in future compensation decisions by the Board and the Executive Compensation Committee.

VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
Bank of Commerce Holdings is aware of two shareholders who beneficially own 5% or more of our outstanding common stock as of March 22, 2010. The Company had filed a registration statement with respect to a public offering of up to 7,200,000 shares. Shares sold in the that public offering prior to March 31, 2010 will be result in the percentage of such ownership being reduced. The Securities and Exchange Commission has defined “beneficial ownership” (1) to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sells or otherwise disposes of the share. Beneficial ownership also includes that number of shares that a person has a right to acquire within sixty (60) days.
The following table shows:
•	each person who is known by the Company to beneficially own more than five percent of the Company’s common stock,

•	each of the Company’s directors and nominees,

•	each of the named executive officers, and

•	All directors and executive officers of the Company as a group.
Unless otherwise noted below, the address of each beneficial owner listed on the tables is c/o Bank of Commerce Holdings, 1951 Churn Creek Road, Redding, California 96002. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 8,711,495 shares of common stock outstanding on March 22, 2010. As a result of the public offering of shares of the Company’s Common Stock expected to close prior to the end of March 2010, the percentages below would change, and could change materially.
Holders of Common Stock are entitled to one vote for each share held except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so, to announce his or her intention to cumulate his or her votes. Proposal 4, if adopted by the shareholders at the Annual Meeting, will amend the Bylaws to remove cumulative voting as an option in future elections for directors.
In computing the number of shares of common stock beneficially owned by person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 22, 2010. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Number of Shares of Common	Percentage
Name and Address of Beneficial Owner	Stock Beneficially Owned	of Class

Robert C. Anderson (1)	537,210	6.17%
Harry L. Grashoff, Jr. (2)	497,395	5.71%
Kenneth R. Gifford, Jr. (3)	256,560	2.95%
Patrick J. Moty (4)	164,924	1.89%
Russell L. Duclos (5)	150,000	1.72%
Lyle L. Tullis (6)	133,620	1.53%
David H. Scott (7)	99,211	1.14%
Orin Bennett (8)	47,600	0.55%
Linda J. Miles (9)	35,750	0.41%
Randall S. Eslick (10)	25,109	0.29%
Jon Halfhide (11)	18,880	0.22%
Ted Cumming (12)	14,550	0.17%
Joe Gibson (13)	9,500	0.11%
Sam Jimenez (14)	8,200	0.09%
Dave Bonuccelli (15)	7,495	0.09%
Gary Burks (16)	1,760	0.02%

All directors, executive officers and beneficial owners as a group (16 persons)	2,007,764	23.05%

(1)	The address of Mr. Anderson is 1960 Bechelli Lane, Redding, California 96002. Includes 537,210 shares held by the Anderson Family Revocable Living Trust, of which Mr. Anderson is a co-trustee and shares voting and investment power with respect to such shares. Mr. Anderson is retired as Founding Chairman of the Board of the Company.

(2)	The address of Mr. Grashoff is 3162 Pinot Path, Redding, California 96001. Includes 456,145 shares held by the Grashoff Family Revocable Trust of which Mr. Grashoff and his spouse are co-trustees, 18,612 shares held separately in his spouse’s IRA account, 22,638 shares held individually in an IRA account. Mr. Grashoff is the Founding President & CEO and Retired Chairman of the Company.

(3)	Includes 236,760 shares held jointly with Mr. Gifford’s spouse and 19,800 shares held by Gifford Construction, Inc.

(4)	Includes 50,100 shares jointly with Mr. Moty’s spouse, 85,524 shares in the Bank of Commerce 401(k) Plan to which Mr. Moty has voting powers as Trustee and 28,500 shares issuable to Mr. Moty upon the exercise of options exercisable within 60 days of March 22, 2010.

(5)	Includes 150,000 shares held by the Duclos Family Trust of which Mr. Duclos and his spouse are co-trustees.

(6)	Includes 125,583 shares held jointly with Mr. Tullis’ spouse and 7,000 shares held separately in his spouse’s name and 1,037 shares issuable to Mr. Tullis upon the exercise of options exercisable within 60 days of March 22, 2010.

(7)	Includes 75,991 shares held jointly with Mr. Scott’s spouse, 204 shares held individually by his spouse, 6,991 shares in the Company’s 401(k) retirement plan, 16,025 shares in his spouse’s individual retirement account. Mr. Scott and his spouse pledged 76,041 shares of the Company’s Common Stock to Umpqua Bank to secure a loan.

(8)	Includes 2,000 shares held jointly with Mr. Bennett’s spouse, 36,000 shares held by the Bennett Family Revocable Trust and 9,600 shares issuable to Mr. Bennett upon the exercise of options exercisable within 60 days of March 22, 2010.

(9)	Includes 19,750 shares held by the Miles Family Trust of which Mrs. Miles and her spouse are co-trustees, and 16,000 shares issuable to Ms. Miles upon the exercise of options exercisable within 60 days of March 22, 2010.

(10)	Includes 5,109 shares held individually in an IRA account and 18,000 shares issuable to Mr. Eslick upon the exercise of options exercisable within 60 days of March 22, 2010.

(11)	Includes 10,700 shares held by the Halfhide Family Trust of which Mr. Halfhide is co-trustee with his spouse Teresa, 500 shares held jointly with his spouse, and 7,680 shares issuable to Mr. Halfhide upon the exercise of options exercisable within 60 days of March 22, 2010.

(12)	Includes 14,550 shares issuable to Mr. Cumming upon the exercise of options exercisable within 60 days of March 22, 2010.

(13)	Includes 9,500 shares held individually by Mr. Gibson.

(14)	Includes 8,200 shares issuable to Mr. Jimenez upon the exercise of options exercisable within 60 days of March 22, 2010.

(15)	Includes 7,495 shares held in two retirement plan trusts of which Mr. Bonuccelli is trustee.

(16)	Includes 1,760 shares held jointly by Mr. Burks and his spouse Ramona.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely upon a review of such reports and written representations, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed in a timely manner.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
Executive Officers of the Company
The named executive officers of the Company and their ages as of December 31, 2009, are as follows:

Name	Age	Position(s)

Patrick J. Moty	52	President, Chief Executive Officer and Director Bank of Commerce Holdings and Redding Bank of Commerce

Samuel D. Jimenez	45	Senior Vice President and Chief Financial Officer

Linda J. Miles	56	Executive Vice President and Chief Operating Officer

Theodore Cumming	52	Senior Vice President & Chief Credit Officer

Randall S. Eslick	52	Regional President — Roseville Division
Patrick J. Moty was born in 1957 and has been with the Company since 1985. Mr. Moty has served as President and Chief Executive Officer of the Company since his election in September 2007. Prior to becoming CEO, he served as Executive Vice President and Chief Credit Officer of the Company beginning in December 2005; as Senior Vice President and Chief Credit Officer of the Company beginning in 2000; as Senior Vice President and Senior Loan Officer beginning in 1998; as Vice President and Senior Loan Officer beginning in 1993; as Vice President and Loan Officer beginning in 1988; as Assistant Vice President and Loan Officer beginning in 1987; and as Loan Officer beginning in 1985. Prior to joining the Company in 1985, Mr. Moty spent four years in lending at a large regional financial institution. Mr. Moty has served as a director of Bank of Commerce Mortgage since 2009 and Bank of Commerce Holdings since 2007.
Samuel D. Jimenez was born in 1964 and has been Senior Vice President and Chief Financial Officer since September 2009. Prior to becoming CFO, he served beginning in September 2003 as Senior Vice President and Director of Risk Management of Redding Bank of Commerce. Prior to that, he was a Federal Deposit Insurance Examiner from 1992 — 2003. Mr. Jimenez is a Certified Public Accountant.
Linda J. Miles was born in 1953 and has been the Executive Vice President and Chief Operating Officer of Bank of Commerce Holdings, Redding Bank of Commerce and Bank of Commerce Mortgage since May 2009. From October 1989 to May 2009, she served as Executive Vice President and Chief Financial Officer of the Company. Before joining the Company, Ms. Miles was Senior Vice President and Chief Financial Officer at another California independent financial institution. Ms. Miles has served as a director of Bank of Commerce Mortgage since 2009.
Theodore Cumming was born in 1957 and has been Senior Vice President & Chief Credit Officer since October 2007. From 2001 until October 2007, Mr. Cumming served as Senior Vice President and Lending Group Manager of Redding Bank of Commerce Placer Division. Prior to joining the company Mr. Cumming served as Vice President of Commercial Lending for a large regional bank.
Randall S. Eslick was born in 1957 and has been Regional President of Roseville Bank of Commerce since December 2005. From 2002 until December 2005, Mr. Eslick served as Senior Vice President and Regional Manager of the Roseville Bank of Commerce. Prior to joining the company, Mr. Eslick served as Vice President and Commercial Loan Officer at another California independent financial institution. Mr. Eslick joined the Company in March 2001 as Senior Vice President and Commercial Loan Officer.

Directors of the Company
The directors of the Company and their ages as of December 31, 2009, are as follows:

Name	Age	Positions Held	Term	Served Since
Orin N. Bennett	61	Director	1 year	2005

Dave Bonuccelli	55	Director	1 year	2008

Gary Burks	55	Director	1 year	2007

Russell L. Duclos	70	Director	1 year	1997

Joseph Gibson	62	Director	1 year	2009

Kenneth Gifford, Jr.	64	Chairman, Director	1 year	1998

Jon Halfhide	52	Director	1 year	2005

Patrick J. Moty	52	Director	1 year	2007

David H. Scott, CPA	65	Director	1 year	1997

Lyle L. Tullis	59	Director	1 year	2003
Orin N. Bennett was born in September 1948 and has been a director of Redding Bank of Commerce since September 2005, and a director of the Company since May 2006.
Business Experience: Mr. Bennett is a registered Civil Engineer in California and Oregon. He owns MHM Engineers & Surveyors in Sacramento, California which provides engineering services to cities, counties and special districts primarily in Northern California and began on January 1, 2008. Mr. Bennett owns West Roseville LLC and Bennett Engineering Services. He is also a partner in BD Properties and Portola 192 LLC, both real estate investment companies. Mr. Bennett was previously employed by the international engineering firm of CH2M Hill prior to forming his own business.
Other Public Company Directorships: None.
Committees: Mr. Bennett serves on the Loan, Executive, Nominating and Corporate Governance, Executive Compensation and Long-Range Planning committees of the Board of Directors.
Dave Bonuccelli was born in January 1954 and has been a director of Redding Bank of Commerce since January 2008, and a director of the Company since May 2009.
Business Experience: Mr. Bonuccelli is the owner of David L. Bonuccelli & Associates, Inc., a real estate investment consulting and advisory firm located in Sacramento, California incorporated in July 1990. Mr. Bonuccelli’s company provides services to tax exempt public and private institutional investors, corporations, trusts and individual investors.
Other Public Company Directorships: None.
Committees: Mr. Bonuccelli serves on the ALCO and Long-Range planning committees of the Board of Directors.

Gary Burks was born in December 1954 and has been a director of Redding Bank of Commerce since June 2007, and a director of the Company since May 2008.
Business Experience: Mr. Burks is Vice President and General Manager of Foothill Distributing Company, Inc. in Redding since October 1991. He has nineteen years of experience on the board of Foothill Distributing Company, Inc. a private firm.
Other Public Company Directorships: None.
Committees: Mr. Burks serves on the Audit and Qualified Legal Compliance, Executive Compensation and Long-Range Planning committees of the Board of Directors.
Russell L. Duclos was born in April 1939 and has served as a director of the Company since July 1997.
Business Experience: Mr. Duclos has served as the founding Chief Credit Officer of the Company from 1982 through 1997. From July 1997 through December 2000 he served as President and Chief Executive Officer of the Company and the Bank. From January 2001 through April 2001 he served as President and Chief Executive Officer of the Company. He has served on multiple private and non-profit boards throughout Northern California.
Other Public Company Directorships: Mr. Duclos has served as a director of Bank of Commerce Mortgage since June 2009.
Committees: Mr. Duclos prior banking experience qualifies him as an expert and he serves as Chairman of both the Asset Liability Management Committee (ALCO), the Loan Committee. Mr. Duclos presently serves on the Audit & Qualified Legal Compliance and Long-Range Planning committees of the Board of Directors.
Joseph Gibson was born in September 1947 and has been a director of Redding Bank of Commerce since November 2009.
Business Experience: Mr. Gibson has thirty-six years of experience in business management. He was a teacher and administrator for Anderson Union High School from 1973-2003, and has been an owner of SFI Insurance, Inc. since 1992. He currently serves on the Anderson Union High School Board, Shasta College Foundation Board, Riverview Golf and Country Club and was president of the Anderson Rotary from 2002-2003.
Other Public Company Directorships: Anderson Union High School, YMCA.
Kenneth R. Gifford, Jr. was born in December 1945 and has served as a director of the Company since January 1998.
Business Experience: Mr. Gifford serves as the Chairman of the Board of Directors. Mr. Gifford has been a director and the President and Chief Executive Officer of Gifford Construction, Inc., since April 1972. Mr. Gifford also serves as a director for the non-profit Shasta County Economic Development Corporation.
Other Public Company Directorships: None
Committees: Mr. Gifford is a member of the Executive, Loan, ALCO and Long-Range Planning committees of the Board of Directors.
Jon Halfhide, CPA was born in September 1957 and has been a director of the Company since May 2006.
Business Experience: Since January 2000, he has served as president of Catholic Healthcare West North State Service Area (“Catholic Healthcare West”) and St. Elizabeth Community Hospital. He has over twenty years of management experience with Catholic Healthcare West and has served in the capacity of Controller and Chief Financial Officer. Mr. Halfhide is a certified public accountant. Mr. Halfhide also serves on the non-profit board of directors of Mercy Foundation North and Catholic Healthcare West North State and the non-profit board of directors of the Tehama County Economic Development Corporation.

Other Public Company Directorships: None.
Committees: Mr. Halfhide meets the criteria to serve as financial expert on the Audit and Qualified Legal Compliance Committee. Mr. Halfhide serves as Chairman of the Executive Compensation Committee and serves on the Audit and Qualified Legal Compliance, Nominating and Corporate Governance and Long-Range Planning committees of the Board of Directors.
Patrick J. Moty has served as a director of the Company since October 2007 and as a director of Bank of Commerce Mortgage since June 2009. Mr. Moty has served as President and Chief Executive Officer of the Company since his election in September 2007. His biographical information is set out above with that of other Executive Officers. Mr. Moty also serves as a member of the board of directors of the non-profit Shasta County Economic Development Corporation.
Other Public Company Directorships: Mr. Moty has served as a director of Bank of Commerce Mortgage since 2009 and Bank of Commerce Holdings since 2007.
Committees: Mr. Moty serves on the Loan, ALCO, and Long-Range Planning committees of the Board of Directors.
David H. Scott, CPA was born in March 1944 and has been a director of the Company since April 1997.
Business Experience: He is a partner of D. H. Scott & Company, LLP, a public accounting firm, a position he has held since June 1986. He also serves on the private Native American board of directors for the Redding Rancheria Development Corporation and the non-profit Shasta County Economic Development Corporation.
Other Public Company Directorships: None.
Committees: Mr. Scott serves as Chairman of the Audit and Qualified Legal Compliance Committee and is a member of the Executive, ALCO, Loan and Long-Range Planning committees of the Board of Directors. The Board of Directors has determined that Mr. Scott meets the criteria to serve as financial expert on the Audit Committee. Mr. Scott also serves as the Corporate Secretary of the Company.
Lyle L. Tullis was born in March 1950 and has been a director of the Company since May 2003.
Business Experience: Since February 1976, he has served as president of Tullis Inc. a general engineering construction company. His company specializes in public works projects that include grading and paving. Mr. Tullis is the past District Chairman of the Eureka and Shasta Districts of the Associated General Contractors of California. Mr. Tullis also serves as a director for the private Riverview Golf and Country Club.
Other Public Company Directorships: None.
Committees: Mr. Tullis serves as Chairman of the Nominating and Corporate Governance committees, and is a member of the Executive, Audit & Qualified Legal Compliance and Long-Range Planning committees of the Board of Directors.
Involvement in Certain Legal Proceedings
No legal proceedings involving executive officers or directors of the company for the last ten years have had any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; any judicial or administrative proceedings based on violations of Federal or State securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

THE BOARD, BOARD COMMITTEES AND GOVERNANCE MATTERS
The Board of Directors is committed to sound and effective corporate governance principles and practices. The Board of Directors has adopted corporate governance guidelines to provide the framework for the governance of the company. These guidelines set forth director qualifications and standards of independence, and mandate that at least a majority of the Board and all the members of the Audit and the Nominating and Corporate Governance Committees meet the criteria for independence as discussed below. Highlights of our corporate governance practices are described below. To fulfill its role the Board, acting directly or through a Board Committee must perform the following primary functions:
•	Oversee the conduct of the Company’s business to evaluate whether the Company is being properly managed;
•	Review and, where appropriate, approve the Company’s major financial objectives, strategic plans and actions;
•	Review and, where appropriate, approve major changes in, and determinations of other major issues respecting the appropriate auditing and accounting principles and practices to be used in the preparation of the company’s financial statements;
•	Assess major risk factors relating to the Company and its performance, and review measures to address and mitigate such risks;
•	Evaluate regularly the performance and approve the compensation of the CEO and, with the advice of the CEO, evaluate regularly the performance of principal senior executives; and
•	Plan for succession of the CEO and monitor management’s succession planning for other key executives.
In discharging these obligations, directors are entitled to rely reasonably on the honesty and integrity of their fellow directors and the Company’s executives and its outside advisors and auditors. Director’s shall be entitled to reasonable directors’ and officers liability insurance on their behalf; the benefits of indemnification to the fullest extent permitted by law under the Company’s charter, by-laws and any indemnification agreements; and exculpation as provided by state law and the Company’s charter.
The Company expects its employees to adhere to the highest possible standards of ethics and business conduct with other employees, customers, stockholders and the communities it serves, and to comply with all applicable laws, rules and regulations that govern its business. The Board of Directors has adopted a code of ethics to promote honesty and integrity through out the Company.
The Board recognizes that the actual management of the business and affairs of the Company are conducted by the CEO and other senior executives under his supervision and that, in performing the management function, the CEO and other senior executives are obliged to act in a manner that is consistent with the oversight functions and powers of the board and the standards of the Company and to execute any specific plans, instructions or directions of the Board.
The adopted charter of the Nominating and Corporate Governance Committee is included in this document as Appendix “B”. Interested parties may view our Company Code of Ethics on our corporate website: www.bankofcommerceholdings.com.
Director Qualifications
The Board shall have a majority of directors who meet the independence criteria adopted by the Board.
Qualifications: A director should possess personal and professional integrity; have good business judgment, relevant experience and skills to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company stockholders. Directors should be committed to devoting sufficient time and energy to diligently performing their duties as directors.
Size of Board: The Board shall determine the appropriate size of the Board within the requirements of the Company’s charter and bylaws.

Selection process: In accordance with the policies and principles in its charter, the Nominating and Corporate Governance Committee is responsible for identifying and recommending potential director nominees to the Board for its approval when there is a vacancy on the board. The Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board will extend an invitation to the potential director nominee to join the board.
Annual Review of Independence and Qualifications: The Nominating and Corporate Governance Committee shall distribute annually a self-evaluation to the Board that includes an assessment of the director’s independence and qualifications.
Resignation from the board: An individual director should offer his or her resignation in the event the director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the board. The board should consider the continued appropriateness of the director’s membership on the board under the changed circumstances and then the board should determine whether or not to accept the director’s resignation. Also, a director should tender a resignation in the event there is a substantial conflict of interest between the director and the Company or the Board and such conflict cannot be resolved to the satisfaction of the board.
Retirement from the board: A director shall retire from the Board upon reaching the age of seventy-two (72). At the discretion of the board of directors, terms may be extended once for a period of one-year for specific business needs and to ensure good corporate governance.
Director Orientation and Continuing Education
Each year, the board and each of its committees evaluate their effectiveness. The Board views self-evaluation as an ongoing process designed to achieve high levels of Board and committee performance.
All new directors participate in an orientation program their first year as a director. As part of the orientation, each director receives a copy of the Directors Policy Manual which includes a copy of the Company’s by-laws and charter. Orientation also includes presentations by Senior Management to familiarize new directors with our strategic plans, significant financial, accounting and risk management issues, compliance programs, conflict policies. Each director is required to review and sign, on an annual basis, the Company’s Code of Ethics and Insider Trading Policy. A new director will attend a meeting with the CEO and CFO to be briefed on Board reports, significant financial, accounting and risk management issues and current exploration and development projects.
All directors receive annual director’s education in subjects relevant to the duties of a director, including the study of corporate governance best practices and ethics. The Board requires directors to participate in continuing education programs and reimburses directors for the expenses of such participation. All directors have successfully completed or are in the process of completing the Directors Certification Program sponsored by the California Bankers Association.
Board Attendance and Annual Meeting Policy
Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each annual stockholder’s meeting. Directors are expected to devote an adequate amount of time and effort to properly discharge their responsibilities. Information and data are important to the Board’s understanding of the business and is distributed to the directors sufficiently in advance of the meeting to permit their review.
The Board of Directors held 12 meetings during 2009. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such director serves.

Chairman of the Board
The Board appoints the Chairman of the Board. The Chairman is not the CEO. The Chairman will chair all regular sessions of the Board and (with input from the CEO to the extent not inappropriate) set the agenda for Board meetings, subject to the right of each board member to suggest the inclusion of item(s) on the agenda.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
Standards of Director Independence
A majority of the Board and all members of the Audit, Executive Compensation and the Nominating and Corporate Governance Committees shall be independent. A director is deemed to be independent if he or she does not have a direct or indirect material relationship with the Company or any of its affiliates or with any senior executive member of the Company or any of its affiliates. Directors must also be independent as that term is defined by the rules of the NASDAQ Global Market.
A director shall be deemed to have a material relationship with the Company and/or its affiliates and thus, shall not be deemed independent if, within the past three years:
•	The director has been employed by the Company or its affiliates;
•	An immediate family member of the director is or has been employed by the Company or any of its affiliates as an officer;
•	The director is or has been affiliated with or employed by the Company’s present or former auditor;
•	The director or an immediate family member of the director is an officer, general partner, director or large equity owner of a significant customer, paid advisor or supplier to the Company of non professional services and goods;
•	The director or an immediate family member of the director is an officer, director or trustee of a charitable or tax-exempt organization to whom the Company makes substantial charitable contributions.
Other than Patrick J. Moty, all other members of the Board of Directors are independent.
Compensation Committee Interlocks and Insider Participation
No member of the Executive Compensation Committee of the Board of Directors serves or has served as a bank officer or employee of Bank of Commerce Holdings or its subsidiaries. There are no compensation committee interlocks between the Company and any other entity.
Family Relationships
No current directors have family members who are employed by the Company or a subsidiary. There are no family relationships among executive officers, directors and director nominees.
Directors Access to Officers, Employees and Independent Advisors
Directors are encouraged to keep themselves informed with regard to the Company and its operations. Directors have full and free access to Company officers and employees. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO, CFO or directly by the director. Directors shall use their judgment to ensure that any such contact is not disruptive to the Company’s business operations and shall, to the extent that it is not appropriate, copy the CEO on any written communications between a director and a Company officer or employee.

Code of Ethics and Business Conduct
The Board has adopted a Code of Ethics that applies to all of our directors, officers and staff including our principal executive officer and principal financial officer. The Code of Ethics embodies our commitment to high standards of ethical and professional conduct. All directors, officers and staff are required to annually certify that they have read and complied with the Code of Ethics. The Code of Ethics consists of basic standards of business practice as well as professional and personal conduct. A copy of the Code of Ethics is available on our website; www.bankofcommerceholdings.com.
The Company will file a Form 8-K with the SEC, disclosing any material amendment to the Code of Ethics or waiver of a provision of the Code of Ethics, including the name of the officer to whom the waiver was granted, within four business days after such amendment or waiver.
Lending and Other Ordinary Business Transactions
During 2009, almost all of our directors as well as some of their respective family members and/or affiliated entities, engaged in loan transactions and/or had other extensions of credit in the ordinary course of business with our banking and mortgage subsidiaries. All of these transactions were on substantially the same terms, including interest rates, collateral and repayment and other terms, as those available at the time for similar transactions with unrelated parties. None of these loans or credit transactions involves more than the normal risk of collectability or presents other unfavorable features.
Policy and Procedures on Related Person Transaction
The Company adopted its code of ethics to promote a “tone at the top” of highest ethical standards within the Company. The code of ethics requires all Company personnel to make immediate disclosure of situations that might create a conflict of interest, or the perception of a conflict of interest, which includes transactions involving entities with which such personnel are associated. The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Such transactions, after full disclosure of the material terms to the Board, must be approved by the members of the Board who are not parties to the specific transaction and to determine that the transactions are just and reasonable to the Company at the time of such approval, with those members of the Board (if any) who have an interest in the transaction abstaining. Such procedures are consistent with the terms of California corporate law but the Company does not presently have a written policy evidencing such terms.

COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has established six standing committees, each of which is identified below. Information about each committee of the Board, its members, purpose, and the number of meetings held in 2009 follows.
The Board of Directors has a standing Audit Committee, Loan Committee, Executive Committee, Asset/Liability Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee. All Directors participate in the Long-Range planning of the Company. The Executive Compensation Committee and Audit Committee also meet the standards of independence prescribed by NASDAQ Global Market and applicable SEC regulations.

Audit and Qualified Legal
Compliance Committee

Members:	David H. Scott, Chairman	Gary Burks
	Russell L. Duclos	Lyle L. Tullis
Jon Halfhide

Purpose:	To assist the Board of Directors in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices, and legal and regulatory compliance; to review and discuss the integrity of the Company’s financial statements and the adequacy and reliability of disclosures to stockholders; to review the qualifications and independence of the outside accountants and the performance of internal and outside accountants, to prepare the Committee report included in the Company’s annual proxy statement in accordance with SEC rules; to act as the qualified legal compliance committee of the Company in accordance with its charter; and to perform the audit committee and fiduciary audit committee functions on behalf of the Company in accordance with federal banking regulations. Independent directors meet in an executive session of the Audit Committee each meeting. The Audit and Qualified Legal Compliance Committee is a standing committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined David H. Scott, CPA and Jon Halfhide, CPA are “audit committee financial experts” as defined in the SEC rules

Number of meetings in 2009:	Six

Nominating and Corporate
Governance Committee

Members:	Lyle L. Tullis, Chairman	Jon Halfhide
Orin N. Bennett

Purpose:	To assist the Board of Directors by identifying individuals qualified to become Board members and to recommend to the Board nominees for director and director nominees for each committee; to recommend to the Board the corporate governance guidelines of the Company and to oversee an annual review of the Board’s performance; to recommend to the Board a determination of each non-management director’s “independence” under applicable rules and guidelines.

Number of meetings in 2009:	One

Executive Committee

Members:	Kenneth R. Gifford, Jr. Chairman	David H. Scott
Lyle L. Tullis
Orin N. Bennett

Purpose:	To review all current and pending strategies for achieving financial objectives; to review financial performance results; and to oversee the administration and effectiveness of financial risk management policies

Number of meetings in 2009:	Five

Executive Compensation
Committee

Members:	Jon Halfhide, Chairman	Gary Burks
Orin N. Bennett

Purpose:	To discharge the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers, including a review of the impact of the compensation policies on the Company’s risk exposure; to review the Compensation Discussion and Analysis and to recommend inclusion of such disclosure in the Company’s proxy statement; to conduct the annual chief executive officer performance evaluation process; to evaluate and approve compensation plans, policies, and programs of the Company applicable to Executive Officers; and to oversee succession planning.

Number of meetings in 2009:	Five

Loan Committee

Members:	Russell L. Duclos, Chairman	Kenneth R. Gifford, Jr.
Patrick J. Moty, President & CEO
David H. Scott

Purpose:	To review the quality of the Bank’s loan portfolio and the trends affecting the loan portfolio; to oversee the effectiveness and administration of loan-related policies; and to review the adequacy of the allowance for loan and lease losses. The loan committee has the full Bank delegated authority for approval of loans.

Number of meetings in 2009:	Forty

Asset Liability Committee

Members:	Russell L. Duclos, Chairman	Dave Bonuccelli
	David H. Scott	Patrick J. Moty, President & CEO
	Linda J. Miles, COO	Kenneth R. Gifford, Jr.
Samuel D. Jimenez ,CFO

Purpose:	To review the quality of the Bank’s investment portfolio and current and future interest rate risks and trends; to produce and monitor the Interest Rate View; to oversee the effectiveness and administration of investment and interest rate risk related policies; to review and monitor exposure to interest rate risk.

Number of meetings in 2009:	Five

Communications with the Board of Directors
The Board has established a process for stockholders and other interested parties to communicate with independent members of the Board or a specific committee. Parties may send a letter to Bank of Commerce Holdings, Attention: Corporate Secretary, 1951 Churn Creek Road, Redding, California 96002.
THE NOMINATING COMMITTEE AND NOMINATIONS FOR DIRECTOR
The Nominating and Corporate Governance Committee of the Board of Directors has been delegated the responsibility to identify, evaluate, and recommend for nomination candidates for election as new directors. Each of the members of the Committee is an “independent director” as determined by the Board under the rules of the NASDAQ Global Market.
The goal of the Committee’s nominating process is to assist the Company in attracting competent individuals with the requisite management, financial and other expertise who will act as directors in the best interests of the company and all its stockholders. The Committee consults with other Board members, the Company’s Chief Executive Officer, and other Company personnel in this process. The Committee will consider an individual recommended by a stockholder for nomination as a new director provided the stockholder making the recommendation follows the procedures for submitting a proposed nominee’s name and the required information described below.
Director Qualifications and the Nomination Process
The Board has approved certain minimum standards for candidates for service as a first-time director and the Committee has developed a process for identifying and evaluating first-time nominees in light of these standards and other such factors as the Committee deems appropriate. These standards, and the Committee’s evaluation process, apply to all first-time nominees for directors, including those nominees recommended by stockholders. This process is based on the Committee’s familiarity with the composition of the current Board, its awareness of anticipated openings, and its assessments of desirable talents or expertise. The Committee regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, and professional experience, and the various communities, both geographic and demographic, represented by the current members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may affect a director’s continued ability to serve. The Committee periodically reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members.
The Board has approved the following minimum qualifications for first-time nominees for director, including nominees recommended by stockholders, for election to the Company’s Board: (1) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (i.e. chief executive officer, managing partner, president, chief financial officer); (2) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; (3) a demonstrated ability to think and act independently as well as the ability to work constructively in a group environment and (4) the financial ability to invest in the Company. The Committee will determine, in its sole discretion, whether a nominee meets these minimum qualifications. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.
The Committee is responsible for managing the new director nomination process and may use a variety of sources. The Committee then commences an inquiry to obtain sufficient information on the background of a potential new director-nominee.

Included in this inquiry is an initial review of the candidate with respect to the following three factors: whether the individual meets the minimum qualifications for first-time director nominees approved by the Board; whether the individual would be considered independent under the NASDAQ Global Market rules and Company’s standard of independence; and whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit and Executive Compensation Committees of the Board.
Following the initial review, the Committee arranges an introductory meeting with the candidate and the Company’s Chief Executive Office, Chairman of the Board of Directors, and in some cases with additional directors, to determine the candidate’s interest in serving on the Board.
The Committee, together with several members of the Board and the Chief Executive Officer then conducts a comprehensive interview with the candidate. The individual will also be asked to provide the information required to be disclosed in the Company’s proxy statement.
Assuming a satisfactory conclusion to the process outlined above, the Committee then presents the candidate’s name to the Board of Directors for election as a director.
Director Nominations by Stockholders
A stockholder who wishes to submit an individual’s name for consideration by the Committee for nomination as a director of the Company must provide (1) the stockholder’s name and address and the number of shares of the Company’s common stock beneficially owned by the stockholder; (2) the name of the proposed nominee and the number of shares of the Company’s common stock beneficially owned by the nominee; (3) sufficient information about the nominee’s experience and qualifications for the Committee to make a determination whether the individual would meet the minimum qualifications for directors; and (4) such individual’s written consent to serve as a director of the Company, if elected. The Committee has the right to request, and the stockholder will be required to provide, such additional information with respect to the stockholder nominee as the Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above, including the information about the proposed nominee that is required to be disclosed by the Company in its proxy statement under Regulation 14A of the Securities Exchange Act of 1934, as amended.

INFORMATION ON DIRECTOR AND EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation philosophy and objectives. The tables that follow present the compensation paid for 2009 to our named executive officers. When we refer to the “named executive officers,” we mean the following five individuals:
1.	Patrick J. Moty, President and Chief Executive Officer (our Principal Executive Officer)

2.	Samuel D. Jimenez, Senior Vice President and Chief Financial Officer (our Principal Financial and Accounting Officer)

3.	Linda J. Miles, Executive Vice President and Chief Operating Officer

4.	Randall S. Eslick, Regional President Roseville Bank of Commerce

5.	Theodore Cumming, Senior Vice President and Chief Credit Officer
Strategic Role of Executive Compensation
The Board of Directors of Bank of Commerce Holdings strives to ensure that its compensation plan is consistent with the strategic goals and objectives of the Company and maintains the standards of good corporate governance. The Board of Directors has appointed the Executive Compensation Committee (“Compensation Committee”) to play a central role in formulating our compensation philosophy and programs and in making pay decisions for our named executive officers. The Company’s executive compensation philosophy and programs play an important role in achieving the objective of long-term growth in shareholder value. As a guiding principle, we design our compensation programs to reward our named executive officers for recent performance and to motivate them to achieve strong future performance for the Company and long-term value for our shareholders. All actions taken by the Compensation Committee are ratified by the full Board of Directors.
In connection with the Company’s participation in the United States Department of Treasury (“Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program, the Compensation Committee must meet every six months with the Company’s Chief Risk Officer or other senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and its executive incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the named executive officers taking unnecessary or excessive risks that could threaten the value of the Company. Other effects of the TARP rules include:
•	The Company cannot pay or accrue cash bonuses to the Chief Executive Officer;

•	The Company cannot give the Chief Executive Officer equity except in the form of long-term restricted stock;

•	There are restrictions on severance pay for the named executive officers plus the next five highest ranking officers;

•	There are claw-back restrictions on bonuses paid to the named executive officers plus the next twenty highest ranking officers;

•	The Company has adopted a Luxury Expenditures Policy limiting certain expenditures;

•	The Company cannot gross up salaries to compensate for taxes paid to the named executive officers plus the next twenty highest ranking officers.
Executive Compensation Objectives
To attract and retain talented management with proven skills and experience, the Company must offer a compensation program that compares favorably with those offered by other peer financial and non-financial companies with which we compete for a limited pool of highly qualified executive talent. To sustain our financial performance, the Company believes that we should closely link compensation to our long-term performance and, for those named executives responsible for business divisions, to the performance of their division.
Given the Company philosophy to link compensation to Company, business, and individual performance, our compensation programs for our named executives are built upon three objectives:
1.	To compete favorably with our peers in attracting and retaining qualified individuals as named executives by offering competitive pay;

2.	To “pay for performance” by compensating our named executives based upon:
a)	The Company’s performance compared to peer group performance,

b)	The Division performance for those named executives who manage divisions, and
3.	To align our named executives’ interest with our shareholders interest in increased share value by generally using stock options for long-term compensation, so our executives benefit only if our stock price rises and our shareholders are similarly rewarded.
Executive Compensation Components
Named executive officer compensation includes the following elements:
•	Base salary;

•	Long-term compensation (generally in the form of stock options);

•	Participation in the same benefit plans provided to all employees, including qualified defined contribution (401(k)), health, life insurance, and other benefit plans;

•	Supplemental executive retirement plans (SERP) and elective participation in a non-qualified Deferred Compensation Plan (funded by the executive); and

•	Limited perquisites.
Overview of Compensation and Process
Base salaries are set for our named executive officers annually at the regularly scheduled meetings of the Compensation Committee between the months of December and April. At this meeting, the Compensation Committee also reviews and recommends the Annual Cash Incentive Award opportunities for the new fiscal year and recommends stock option awards for the Company’s named executive officers and certain other eligible employees.

It is the practice of the Compensation Committee to review the history of all the elements of each named executive officer’s total compensation over previous years and compare the compensation of the named executive officers with that of the executive officers in an appropriate market place and industry “peer group”. During 2008, an outside benefits consultant (AMALFI Consulting, LLC) was engaged to review our Company compensation plans, recommend changes to those plans with regard to best practices concerning the structure and implementation of those plans, and to provide the Compensation Committee with an appropriate “peer group” comparison report. As a result of the report, the 2008 Peer Group for compensation and performance purposes consist of the following 20 financial services companies:
Farmers & Merchants Bancorp,
Heritage Commerce Corporation,
Sierra Bancorp,
Premier West Bancorp,
Columbia Bancorp,
North Valley Bancorp,
Bank of Marin Bancorp,
San Joaquin Bancorp,
Bridge Capital Holdings,
United Security Bancshares,
Heritage Oaks Bancorp,
First Northern Community Bancorp,
1st Centennial Bancorp,
FNB Bancorp,
Community Valley Bancorp,
American River Bank Shares,
Epic Bancorp,
Central Valley Community Bancorp,
Plumas Bancorp, and
Greater Sacramento Bancorp.
Compensation Objectives
In order to set competitive benchmarks for 2009 annual and long-term compensation for the named executives, the Compensation Committee reviewed data compiled by AMALFI Consulting, LLC. This data presented Peer Group annual cash, long-term incentive, and total compensation amounts as reported in 2008 proxy statements for those companies’ named executive officers whose positions and responsibilities most closely match those of our named executive officers. For each proxy statement position, this compensation data was examined for the 25th, 50th and 75th percentile. The Compensation Committee used this information to help determine competitive benchmarks for the 2009 salary and annual cash incentive awards and long-term compensation awards for the named executive officers.
Typically, the Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The Chairman of the Board then makes compensation recommendations to the Compensation Committee with respect to the Chief Executive Officer, who is absent from that meeting. The Compensation Committee may accept or adjust such recommendations.

Company and Division Performance
At the end of the fiscal year, the Compensation Committee reviews the Company’s and each division’s financial performance by comparing financial results to the Peer Group using the quantitative performance measures listed below (all or in part), as part of its evaluation of the Company’s annual performance and its determination of the annual incentive awards to our named executives:
•	EPS Growth;

•	Return on Average Assets;

•	Return on Average Equity;

•	Revenue Growth;

•	Core Deposit Growth;

•	Deposit Market Share Growth;

•	Loan Growth;

•	Loan loss reserves as a percentage of total loans;

•	Efficiency Ratio; and

•	Investment Portfolio.
Individual Objectives
In addition to the Company financial goals, the Compensation Committee establishes individual objectives for our named executive officers. These objectives include compliance with Company policies on information security, regulatory compliance, risk management and team building, or other directives mandated by the Board of Directors.
The Compensation Committee may adjust or eliminate incentive compensation awards, regardless of achieving financial performance goals, if the Compensation Committee determines that a named executive officer has failed to comply with our Code of Ethics or policies on information security, regulatory compliance and risk management.
Named Executive Officer Compensation
The components are intended to work together to compensate the executive officer fairly for services, reward the executive officer based upon the Company’s overall performance and, depending on the position, their own performance during the year. In assessing the executive officer’s total rewards, the Compensation Committee reviews each component of an executive’s compensation and considers and evaluates pay mix, the competitive market, the value of total pay, benefits and perquisites.
Base Salary
It is the goal of the Company’s Compensation Committee to establish salary compensation for its named executive officers based on the Company’s operating performance relative to the comparable Peer Group over a three-year to five-year period, along with compensation recommendations from the Chief Executive Officer. Base salary is generally established by an individual’s performance, competent and effective execution of strategic objectives, potential, level of responsibilities, promotions, other compensation targeting total cash compensation at or above the 50th percentile when performance goals are achieved and at a higher level (75th or above) when maximum performance results are achieved.

Cash Incentive Compensation
The Company’s Annual Cash Incentive Plan allows the Company to provide cash incentives to named executive officers based on the Company’s overall financial performance, and, in some cases, individual performance and personal goals. The Annual Cash Incentive Plan is designed to reward the Company’s executives for the achievement of short-term financial goals, including increases in performance against peer banks, the achievement of short-term and long-term strategic goals, and overall financial performance of the Company. Cash incentive percentages for executive officers were initially proposed by a compensation consultant based on an analysis of peer banks and industry sector considerations. Those percentages are as follows: for executive officers other than the Chief Executive Officer, the range is 10% — 40% of base salary; and for the Chief Executive Officer, the range is 20% — 55% of base salary.
Use of Long-Term Compensation to align the interest of our Named Executives and Shareholders
The Compensation Committee believes that stock options are the most effective form of equity-based compensation to reward our named executive officers for their contributions to the Company’s long-term performance. Because a primary interest of our shareholders is increased share value, stock options which produce value as compensation only if the Company’s stock price increases most directly aligns our named executive officers’ interests with our shareholders interests to increase value over the long-term.
Executive officers are eligible for discretionary incentive stock option awards based on the following percentages: for executive officers other than the Chief Executive Officer, the range is 0% — 5% of base salary as the number of options considered for award. For the Chief Executive Officer, the range is 0% — 6% of base salary as the number of options considered for award.
Although each executive officer is eligible to receive an award at the discretion of the Compensation Committee, the granting of the award as to any individual, officer or as a group, is first at the discretion of the Chief Executive Officer and then, based on his recommendation, at the discretion of the Compensation Committee and the entire Board of Directors. The Compensation Committee may choose whether to award a bonus and decides on the actual level of the award in light of all relevant factors after completion of the applicable fiscal year.
Perquisites
The Compensation Committee believes that offering certain perquisites helps in the operation of the business as well as assists the Company to recruit and retain key executives. The Company’s named executive officers may participate in the same benefit programs available to all employees. This includes health, life and disability insurance, participation in non-qualified 401(k) plans, and in some cases, automobile allowance and country club memberships to our executive management.
Post-Retirement Arrangements
The Company maintains a Supplemental Executive Retirement Plan (“SERP”) and a change in control severance provision in employment agreements for the named executive officers, providing for certain payments following the termination of employment for nine executive officers. The payments are fixed by contract and do not depend on years of credited service. The Company makes contributions to segregated accounts for the benefit of the plan beneficiaries.

The SERP agreements provide for five general classes of benefits for executive officers, which benefits vest over a period of six (6) to nineteen (19) years with credit for prior service or as determined by the Chief Executive Officer and the Board of Directors:
1.	Normal Retirement Benefits. The normal retirement benefit is calculated to provide a target benefit of up to seventy-five percent (75%) of the executive’s compensation at the time of retirement (age 65) or a lesser amount as determined by the Chief Executive Officer and the Board of Directors;

2.	Early Termination Benefit. The early termination benefit is the vested portion of the target retirement benefit;

3.	Disability Benefit. The disability benefit is a Disability Lump Sum Benefit specified in the agreement for the plan year immediately preceding the disability, payable only upon total disability as defined in the agreement;

4.	Death Benefit. The death benefit is an amount determined by a formula that takes into account the number of years of service and the anticipated compensation level at the age of retirement; and

5.	Change of Control Benefit. The change of control benefit is an amount determined as follows: Executive officer’s Fully Vested Present Value Benefit of the Supplemental Executive Retirement Plan payable at age 65 for the current plan year plus one times the executive officer’s current Plan Year Compensation (except with respect to the Chief Executive Officer and Chief Operating Officer, which is two times plan year compensation). This benefit is payable only in the event of a change in control as defined in the Salary Continuation Agreement and is limited by the provisions of Internal Revenue Code section 280(g).
In consulting with its benefit plan consultant (Clark Consulting), the Company determined that it would be more cost effective for the Company to acquire prepaid policies of insurance to fund these anticipated future obligations than to pay annual premiums. The Company, as a result of acquiring the prepaid policies, will have cash values in the policies in excess of the amount paid for those policies.
Commitment to Quality Governance
The Compensation Committee has adopted the following procedures intended to ensure quality governance of the Company’s “pay for performance” philosophy:
•	Only independent members of the Board of Directors may serve on the Compensation Committee;

•	The Compensation Committee meets on a regular basis as needed throughout the year. Generally the Compensation Committee will review year-to-date financial performance versus budget; year-to-date and multi year performance versus competitor group performance (Uniform Bank Performance Report); executive officer stock ownership levels; each executive officer’s target total compensation for the year; and other topics as appropriate;

•	At least once a year, the Compensation Committee reviews each executive officer’s total compensation package, including base salary, cash and stock incentive awards, qualified and non-qualified retirement and deferred compensation benefit packages and compares to the Peer Group;

•	The committee utilizes independent compensation reports to assist in the analysis of compensation packages;

•	At least once a year, the Compensation Committee reviews and reassesses its charter and recommends any proposed changes to the Board of Directors for approval. The Compensation Committee also conducts an annual review of its own performance; and

•	The Compensation Committee reports on its meetings to the full Board of Directors.

The independent members of the Board of Directors, after a review of the Company’s performance, ratify each year the total compensation awards for the named executive officers.
Limitations on Executive Compensation; Evaluation of Risk
The Company is required as a participant in the TARP Capital Purchase Program to place limits on compensation of its “senior executive officers” (“SEO”), review SEO compensation for incentives that would promote undue risk, and to provide shareholders the opportunity to vote on a non-binding advisory approval of executive compensation. The evaluation of risk and compensation is discussed in the Compensation Committee Report appearing in this proxy statement.
Summary Compensation Table
The following table sets forth certain summary information concerning compensation paid to the Company’s named executive officers as of December 31, 2009, and whose aggregate salary and bonus exceeded $100,000 in fiscal year 2009.

					Non-Qualified
			Non-Equity		Deferred
			Incentive Plan	Option	Compensation	All Other	Total
Name and Principal		Salary	Compensation	Awards	Earnings	Compensation	Compensation
Position	Year	(1) ($)	(2) ($)	(3) ($)	(4) ($)	(5) ($)	($)

Patrick J. Moty	2009	$250,865	$0	$0	$21,967	$92,616	$365,448
President & Chief	2008	$229,327	$0	$0	$12,592	$85,597	$327,516
Executive Officer	2007	$192,788	$66,098	$56,400	$2,282	$83,591	$401,159
(Principal Executive Officer)

Samuel D. Jimenez	2009	$160,970	$59,356	$0	$686	$27,225	$248,237
Senior VP & Chief	2008	$152,884	$2,378	$4,830	$0	$3,660	$163,752
Financial Officer	2007	$138,808	$29,250	$0	$0	$3,040	$171,098
(Principal Accounting and Financial Officer)

Linda J. Miles	2009	$200,000	$70,000	$0	$62,189	$24,843	$357,032
EVP & Chief	2008	$203,846	$8,000	$0	$50,395	$45,264	$307,505
Operating Officer	2007	$200,000	$60,780	$28,200	$41,514	$24,843	$355,337

Randall S. Eslick	2009	$175,020	$35,000	$0	$6,658	$46,373	$263,051
Regional President	2008	$177,039	$0	$2,760	$3,694	$14,150	$197,643
Roseville Bank of	2007	$160,005	$44,110	$0	$1,304	$9,720	$215,139
Commerce

Ted Cumming	2009	$152,038	$37,380	$0	$900	$22,372	$212,690
Senior VP &	2008	$142,692	$0	$4,140	$0	$3,660	$150,492
Chief Credit Officer	2007	$125,400	$43,984	$0	$0	$3,660	$173,044

1)	Base salaries include 401(K) contributions made by the named executive officers of approximately $53,776 during 2009. Patrick J. Moty’s base salary was increased to $305,000 effective October 1, 2009.

2)	The Company’s Annual Cash Incentive Plan (the “Annual Cash Incentive Plan”) provides cash incentives to executive officers based on the Company’s overall financial performance, and, in some cases, individual performance and personal goals. This income item includes bonus amounts in the year earned rather than in the year paid. Cash incentive awards are accrued in a range of 10-40% of the individual’s salary. The maximum value payable under each performance award assuming the highest level of performance is as follows: Patrick J. Moty, $123,750, Samuel D. Jimenez, $49,800, Linda J. Miles, $66,000, Randall S. Eslick, $43,750 and Ted Cumming, $44,240.

3)	The value of the stock option award is computed based upon the grant date fair value, consistent with FASB ASC Topic 718. No options were granted during 2009. Four options were granted in 2008. Two options were granted during 2007.

4)	The Company pays interest on segregated accounts for the benefit of SERP beneficiaries.

5)	Other Compensation consists of perquisites and contributions to the SERP.

Perquisite expenses represent an automobile for business use or car allowance, and membership expenses in connection with the use of a private club for business purposes, particularly for the purpose of entertaining the Bank’s customers. The officers may have derived some personal benefit from the use of such automobiles and membership.

The Company, after reasonable inquiry, believes that the value of any personal benefit not directly related to job performance which is derived from the personal use of such automobile and country club membership does not exceed $10,000 per year in the aggregate for any single executive officer. Perquisite (automobile and country club membership) amounts were $11,400, $11,400 and $4,750 for Patrick J. Moty in 2009, 2008 and 2007, respectively; $8,460 for Samuel D. Jimenez in 2009; $3,468 for Linda Miles in each of 2009, 2008 and 2007; $9,720 for Randall Eslick in each of 2009, 2008 and 2007; and $3,660 for Ted Cumming in 2009. The remaining balance represents contributions made in each year in connection with the SERP.
Grants of Plan-Based Awards
The following table provides information regarding grants of stock options and other plan-based awards to each of the Company’s named executive officers during the fiscal year ended December 31, 2009.

					Potential	Potential
					Realizable	Realizable
					Value at	Value at
	Number of	Percentage of			Assumed	Assumed
	Securities	Total			Annual Rates of	Annual Rates of
	Underlying	Options			Stock Price	Stock Price
	Options	Granted to			Appreciation for	Appreciation for
	Granted (#)	Employees in	Exercise Price	Expiration	Option Term 5	Option Term 10
Name	(1)	Fiscal Year	($/Share)(2)	Date (3)	%($)	%($)

Patrick J. Moty	0	0	$0	0	0	0
Samuel D. Jimenez	0	0	$0	0	0	0
Linda J. Miles	0	0	$0	0	0	0
Randall Eslick	0	0	$0	0	0	0
Ted Cumming	0	0	$0	0	0	0

1)	The right to exercise these stock options vests on an annual basis over a five-year period from the date of the grant. Under the terms of the Company’s stock plans, the committee designated by the Board of Directors to administer such plans retains the discretion, subject to certain limitations, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be re-priced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options. Repricing options result in a compensation penalty.

2)	The exercise price is equal to 100% of the fair market value on the date of grant as determined by the NASDAQ Global Market close the date of the grant.

3)	The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

4)	The five percent and ten percent assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future price of the Common Stock. No assurance can be given that any of the values reflected in the table will be achieved.
Outstanding Equity Awards at Fiscal Year End
The following table presents certain information concerning the outstanding stock option awards held as of December 31, 2009 by each named executive officer of the Company.

			Equity
			Incentive
			Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Un-exercisable	Options (#)	Price ($)	Date

Patrick J. Moty	15,600	0	0	$6.67	8/1/2011
Patrick J. Moty	1,800	0	0	$7.30	7/16/2012
Patrick J. Moty	3,900	0	0	$10.60	6/15/2014
Patrick J. Moty	8,000	12,000	0	$10.49	10/16/2017

Samuel Jimenez	7,500	0	0	$10.72	1/1/2013
Samuel Jimenez	700	2,800	0	$6.50	10/14/2018

Linda J. Miles	6,000	0	0	$6.75	1/1/2013
Linda J. Miles	6,000	0	0	$10.60	6/15/2014

Linda J. Miles	4,000	6,000	0	$10.49	10/16/2017

Randy Eslick	13,500	0	0	$5.42	6/1/2011
Randy Eslick	2,250	0	0	$7.30	7/16/2012
Randy Eslick	4,500	0	0	$10.60	6/15/2014
Randy Eslick	400	1,600	0	$6.50	10/14/2018

Ted Cumming	8,100	0	0	$6.67	8/1/2011
Ted Cumming	1,350	0	0	$7.30	7/16/2012
Ted Cumming	4,500	0	0	$10.60	6/15/2014
Ted Cumming	600	2,400	0	$6.50	10/14/2018
Option Exercises and Stock Vested
The following table presents certain information concerning the exercise of options and vesting of stock awards by each of our named executive officers during the fiscal year ended December 31, 2009, including the value of gains on exercise and the value of the stock awards.

	Options Vested	Options Exercised	Value Realized
Name	during 2009	during 2009	($)(1)(2)

Patrick J. Moty	4,000	0	0
Samuel D. Jimenez	700	0	0
Linda J. Miles	2,000	0	0
Randall S. Eslick	400	0	0
Ted Cumming	600	0	0

1)	Based on the fair market value of the Company’s Common Stock at December 31, 2009 of $5.28 per share less the applicable exercise price per share. The fair market value of the Company’s Common Stock at December 31, 2009 was determined based on the last reported sale of the Company’s common stock in 2009 as reported on the NASDAQ Global Market.

2)	The realized value represents the market value at exercise less the exercise price.
Nonqualified Deferred Compensation- Supplemental Executive Retirement Plan
In April 2001, amended December 31, 2006, September 30, 2007, and October 14, 2008, the Board of Directors approved the implementation of the Supplemental Executive Retirement Plan (“SERP”), which is a non-qualified executive benefit plan in which the Company agrees to pay the executive additional benefits in the future in return for continued satisfactory performance by the executive.
The payments are fixed by contract and do not depend on years of credited service. The Company makes contributions to segregated accounts for the benefit of the Salary Continuation Plan beneficiaries. Benefits under the supplemental executive retirement plan include income generally payable commencing upon a designated retirement date for the employee’s life, disability, or termination of employment, and a death benefit for the participants’ designated beneficiaries.
Key-man life insurance policies were purchased as an investment to offset the Company’s contractual obligation to pay pre-retirement death benefits and to recover the Company’s cost of providing benefits. The executive is the insured under the policy, while the Company is the owner and beneficiary. The insured executive has no claim on the insurance policy, its cash value or the proceeds thereof. A termination resulting from a reason other than specific cause or change of control will be deemed an early retirement. In the event of an early retirement, the vested balance will be paid as a lump sum or over a period of five years. In the event of a change in control, the payment terms are fixed (see discussion below), and would be paid in addition to amounts owned under the executive’s employment agreement. In the event of a termination for cause, no payments will be made to the terminated executive.
The following table illustrates the approximate annual retirement income that may become payable to a named executive officer assuming benefits commence at age 65, and age 61 in the case of Mrs. Miles. Mr. Moty’s and Mrs. Miles’ benefits are payable over twenty years or life. Mr. Eslick and Mr. Cumming benefits are payable over a period of ten years.

	Number of	Present Value of	Payments	Annual	Vested Balance
	Years Credited	Accumulated	During Last	Retirement	at Last Fiscal
Name	Service (#)	Benefit ($)	Fiscal Year ($)	Benefit	Year

Patrick J. Moty	4	$275,765	$0	$150,000	$275,865
Samuel D. Jimenez	1	$19,450	$0	$100,000	$19,450
Linda J. Miles	9	$698,554	$0	$125,000	$698,554
Randall S. Eslick	4	$89,996	$0	$100,000	$89,966
Ted Cumming	1	$19,609	$0	$50,000	$19,609

	Registrant
	Contributions in	Aggregate	Aggregate	Aggregate	Vested Balance
	Last Fiscal Year	Earnings in Last	Withdrawals/	Balance at Last	at Last Fiscal
Name	($)	Fiscal Year ($)	Distributions ($)	Fiscal Year ($)	Year

Patrick J. Moty	$81,217	$21,967	$0	$275,865	$275,865
Samuel D. Jimenez	$18,765	$686	$0	$19,450	$19,450
Linda J. Miles	$78,032	$62,189	$0	$698,554	$698,554
Randall S. Eslick	$35,223	$6,658	$0	$89,966	$89,966
Ted Cumming	$18,712	$900	$0	$19,609	$19,609
The retirement benefit is derived from accruals to a benefit account during the participant’s employment. At the end of the executive’s period of service, the aggregate amount accrued should equal the then present value of the benefits expected to be paid to the executive. The participant is entitled to all vested benefits in the case of termination without “cause”; however, if a participant voluntarily resigns prior to reaching normal retirement age, his or her retirement benefits are reduced by accrual amounts not yet funded. Upon a change of control, the participant is entitled to the full retirement benefit.
Potential Payments upon Termination or Change in Control
No payments under employment agreements would have been payable at December 31, 2009 due to TARP restrictions. The following table sets out the amounts that would have been payable to the named executive officers at December 31, 2009 if the TARP rules did not apply: (a) upon a change of control, and (b) as a result of termination other than termination arising from a change of control, assuming in each case that the payments were made as a lump sum.

	Payments Upon a		Termination Other Than
	Change in Control		Change in Control
			Payments under
	Payments under	Salary	employment	Salary
	employment	Continuation Plan	agreements	Continuation Plan
Name	agreements ($)(1)	Payments ($)(2)	($)(3)	Payments ($)(4)

Patrick J. Moty	$730,896	$1,094,123	$365,448	$275,865
Samuel D. Jimenez	$248,237	$583,087	$248,237	$19,450
Linda J. Miles	$714,604	$1,019,874	$357,032	$698,554
Randall S. Eslick	$263,051	$675,833	$263,051	$89,996
Ted Cumming	$212,690	$536,226	$212,690	$19,609

1)	Under employment agreements at a change of control, severance pay for the Chief Executive Officer and Executive Vice President is equal to two years of most recent total compensation package as of the date of such executive’s termination. Change of control, severance pay is equal to one year of most recent total compensation package as of the date of such executive’s termination.

2)	SERP payments are limited under IRS Section 280-G to three times the average total compensation package.

3)	In the event employment is terminated determined for “cause”, the executive shall only be paid any accrued salary calculated as of the date of the executive’s termination. In the event employment is terminated for any other reason, the executive shall be entitled to twelve months of such executive’s then total compensation package to be paid in a lump sum.

4)	Vested portion of salary continuation plan.

DIRECTOR COMPENSATION
The following is a summary of the compensation earned by the Company’s Board of Directors during the fiscal year ended December 31, 2009.

					Change in
					Pension Value
					and Non-
					Qualified
			Stock	Non-Equity	Deferred	All Other
	Fees earned	Stock	Option	Incentive	Compensation	Compensation
	or paid in	Awards	Awards	Compensation	Earnings	(Deferred)	Total
Director	cash ($)	($)	($)(1)	($)	($)(2)	($)	($)

Gary Burks	$18,900	$0	$0	$0	$0	$0	$18,900
Orin N. Bennett	$26,153	$0	$0	$0	$5,562	$0	$31,695
Dave Bonuccelli	$17,050	$0	$0	$0	$1,815	$0	$18,865
Welton Carrel (3)	$11,050	$0	$0	$0	$31,570	$0	$42,620
Russell L. Duclos	$31,350	$0	$0	$0	$26,479	$0	$57,829
Kenneth R. Gifford, Jr.	$38,750	$0	$0	$0	$35,335	$0	$74,085
Jon Halfhide	$18,850	$0	$0	$0	$3,840	$0	$22,690
David H. Scott	$35,150	$0	$0	$0	$17,634	$0	$52,784
Lyle L. Tullis	$20,650	$0	$0	$0	$12,613	$0	$33,263

1)	The value of the stock option award is computed based upon the grant date fair value, consistent with FASB ASC Topic 718.

2)	Long term directors have had the opportunity to defer fee income as of January 1, 1993. Item (2) represents the interest paid on such balances. Differences in earnings are based upon the balances in the deferred accounts.

3)	Mr. Carrel retired from the Company’s Board of Directors effective May 31, 2009.
Annual Compensation
Compensation paid to non-employee directors consists of cash (in the form of a monthly retainer and meeting fees) and equity (in the form of stock option grants) and participation in the Directors Deferred Compensation Plan. The Compensation Committee is responsible for all matters related to directors’ compensation in connection with reviewing and establishing or recommending to the Board of Directors non-employee director compensation. Generally, the Compensation Committee will review the amount of director compensation at least annually. For purposes of establishing director compensation, the Compensation Committee evaluated directors’ compensation as compared to detailed public company information provided by Equilar®, a leading marketer for benchmarking executive compensation and a trusted data provider to NASDAQ. As a result of the benchmarking, our director compensation fell in the 53rd percentile.
A director who is an officer/employee of the Company or of a subsidiary is not compensated for his or her membership on the Board of Directors.
Monthly Retainer and Meeting Fees
Each independent director of the Company receives a $500 monthly retainer. Independent Directors are paid $800 for each Board of Directors meeting attended and $250 for each committee meeting attended. Committee chairpersons are paid an additional $50 per meeting. The Chairman of the Board is paid an additional $750 per month and the Chairman of the Audit Committee is paid an additional $375 per month.

Equity Compensation
Independent directors are also eligible to participate in the 2008 Stock Option Plan, as determined by the Compensation Committee. A non-employee director may receive a stock option at a discounted exercise price per share equal to 85% of the closing price of one share of common stock as reported on NASDAQ on the date of the meeting when the option is granted.
Directors Deferred Compensation Plan
The Director’s Deferred Compensation Plan, adopted by the Board of Directors effective January 1, 1993 is a non-qualified director benefit plan in which the eligible director voluntarily elects to defer some or all of his or her current fees in exchange for the Company’s promise to pay a deferred benefit. The deferred fees are credited with interest under the plan and the accrued liability is paid to the director at retirement. The current interest rate on the plan is ten percent.
As a non-qualified plan, the plan is only available to independent directors without regard to nondiscrimination requirements of qualified plans. The account is segregated from other assets owned by the Bank, only by way of its identification on the books of the Bank as a liability of the Bank to the Director. The account is subject to claims of general creditors of the Bank and the account shall be a general unsecured creditor of the Bank.
No deferred compensation shall be payable to a director until the death, disability, resignation, retirement or removal from office of such director. Whereupon all such compensation, together with interest thereon shall be provided to such director, or his beneficiary within thirty (30) days from the date of death, disability, retirement or resignation. If the director has designated an optional installment payment method, the first installment shall be paid after six months of his or her normal retirement date.
Upon the death of a director, while serving in such capacity, distribution of compensation deferred together with interest shall be made in one lump sum to his or her designated beneficiary. Upon the death of a director who had previously retired and had elected an installment method of distribution, all sums remaining undistributed shall be paid in one lump sum to his or her designated beneficiary.
Deferred compensation by reason of the resignation or retirement, may at the option of the director, be payable in approximately equal monthly installments over a period not to exceed fifteen (15) years, provided however, that on any such installment method of distribution, interest shall continue to be credited on the undistributed sums.
As of December 31, 2009 the Company’s accrued obligations under the Directors Deferred Compensation Plan were $2,803,310.
Directors and Officers liability insurance and Indemnification matters
The Company’s bylaws provide for indemnification of the Company’s directors, officers, employees and other agents of the Company to the extent and under the circumstances permitted by the California General Corporation Law. The Company’s bylaws also provide that the Company shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of the Company’s bylaws.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions in the Company’s bylaws, the Company understands that it is in a position of the Securities and Exchange Commission (the “SEC”), that such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

Compensation Committee Report
The Executive Compensation Committee is appointed by the Board of Directors to discharge its responsibilities relating to compensation for the Company’s directors and officers. The Executive Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. All actions taken by the Executive Compensation Committee are ratified by the full Board of Directors of the Company.
The Executive Compensation Committee has the sole authority to retain and terminate any legal counsel or compensation or other consultant to be used to assist in the evaluation of directors’ or executive compensation and has sole authority to approve the consultant’s fees and other retention terms. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the year ended December 31, 2009.
In addition, in connection with its participation in the United States Department of Treasury’s Troubled Asset Relief Program Capital Purchase Program, the Executive Compensation Committee is required to meet every six months with the Company’s Chief Risk Officer or other senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and its senior executive officer (SEO) incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company. The Executive Compensation Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions. In addition, Treasury Guidance (TG-15), issued February 4, 2009, requires that companies participating in a “generally available capital program” explain why compensation arrangements do not encourage excessive and unnecessary risk-taking.
In response to this requirement, during the first quarter 2010 the Compensation Committee met with Robert Oberg, who has been identified by the Board as the Company’s Chief acting Risk Officer. The Chief Risk Officer presented the Executive Compensation Committee with an overview of the Company’s overall risk structure and the top risks identified within the Company, and discussed the process by which he had analyzed the risks associated with the executive compensation program. This process included, among other things, a comprehensive review of the program and discussions with senior Human Resources personnel of the Company. Incentive compensation is measured and paid to each SEO based on both the Company’s performance and individual performance. In assessing the officer’s total awards, the Executive Compensation Committee reviews each component of an officer’s compensation and considers and evaluates pay mix, the competitive market, the value of total pay, benefits and perquisites.
These reviews are recorded in a survey format. The Company’s Chief Risk Officer has reviewed the Executive Compensation Committee surveys and concluded that the Company’s incentive compensation plan does not significantly incent SEO’s to take excessive or unnecessary risk that may significantly result in a material devaluation of the Company. In general, the committee’s responses suggest that the Company’s overall executive compensation incentives pose a low risk to the devaluation of the Company. The responses also suggest that, in the committee’s opinion, the Company’s long-term incentives tend to results in a medium level of credit risk. A medium level of risk, particularly credit risk, is to be expected as typical of all financial institutions whose value is dependent upon the taking of risk.
The Executive Compensation Committee reviewed with the Chief Risk Officer the structure of the Company’s overall executive compensation program. This review included, without limitation, the upside and downside compensation potential under the Company’s annual incentive plans; the long-term view encouraged by the design and vesting features of the Company’s long-term incentive arrangements; and the extent to which the Executive Compensation Committee and the Company’s management monitor the program. Based on its analysis of these and other factors, the Executive Compensation Committee determined that the Company’s executive compensation program does not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required for this purpose.

The required certification of the Executive Compensation Committee is provided in the Compensation and Human Resources Committee Report set forth following this Compensation Discussion and Analysis.
March 5, 2010
Respectfully submitted by the members of the Executive Compensation Committee,
Jon Halfhide, Chairman of the Executive Compensation Committee
Orin Bennett
Gary Burks

REPORT OF THE AUDIT AND QUALIFIED LEGAL COMPLIANCE COMMITTEE
The Audit and Qualified Legal Compliance Committee (“Audit Committee”) is responsible for the appointment, compensation, and oversight of the work of the Company’s independent accountants. The Committee pre-approves on an annual basis services that are of a recurring nature. The Committee must pre-approve any scope changes resulting in fee increase.
In accordance with its written charter adopted by the Board of Directors (“Board”), a copy of which is included as an appendix to this proxy statement, the Audit Committee of the Board assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and other such duties as directed by the board. The membership of the Audit Committee consists of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member of the Audit Committee is free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and meets the director independence requirements for serving on Audit Committees as set forth in the corporate governance standards of the NASDAQ Global Market.
During 2009, the Audit Committee met five times. An executive session excluding management preceded each of the meetings. The Chairman of the Audit Committee reviewed the financial information contained in each of the quarterly press announcements and SEC Form 10-Q and 10-K filings with the Chief Executive Officer, Chief Financial Officer and independent accountants before public release. In addition the committee actively participated in the control documentation work being performed by the Sarbanes-Oxley 404 Committee (“SOX 404”).
The Company considers all outside auditing consultants to be “independent accountants”. In discharging its oversight responsibility with respect to the Audit process, the Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls and the outsourced audit functions, responsibilities, budget and staffing. The Audit Committee reviewed with the independent accountants their audit plans, audit scope and identification of audit risks.
The Audit Committee discussed and reviewed with the independent accountants all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees, (“SAS 61”)” and discussed and reviewed the results of the independent auditor’s audit of the financial statements. The SAS 61 communications referred to above includes matters such as significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management. SAS 61 was amended in the year 2000, by Statement on Auditing Standards No. 90, Audit Committee Communications, to require discussion of the independent auditor’s judgments about quality, not just the acceptability of the company’s accounting principles. SAS 61 was also amended by Statement on Auditing Standards No. 89, Audit Adjustments, to require the auditor to inform the audit committee about any uncorrected misstatements pertaining to the current period whose effects management believes are immaterial to the financial statements taken as a whole.
The Audit Committee also discussed the results of all internal audit examinations.
The Audit Committee reviewed the audited financial statements of the company as of and for the year ended December 31, 2009, with management and the independent accountants. Management has the responsibility for the preparation of the Company’s financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting for the Company, and for assessing the effectiveness of the Company’s internal control over financial reporting.

The independent accountants are responsible for performing independent audits of the Company’s consolidated financial statements. These audits serve as a basis for the accountants’ opinions included in the annual report to stockholders addressing whether the financial statements fairly present the Company’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles in the United States. The Committee’s responsibility is to monitor and oversee these processes.
Based on the above-mentioned review and discussions with management and the independent accountants, the Audit Committee recommended to the Board that Bank of Commerce Holdings’ audited financial statements be included in its annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.
Principal Accounting Firm fees
Audit Fees
The aggregate fees billed by Moss Adams LLP, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2008 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years were $197,636 and $166,426 respectively.
Audit-Related Fees
Moss Adams LLP, did not render any professional services for information technology services relating to financial information systems design and implementation for the fiscal years ended December 31, 2009 and December 31, 2008.
Tax Fees
Moss Adams LLP, did not render any professional services for tax compliance, tax advice, or tax planning during 2009 or 2008. Tax fees paid in 2009 were approximately $9,500 and approximately $7,500 in 2008.
All Other Fees
The aggregate fees billed by Moss Adams LLP. for services rendered to the Company, other that the services described under “Audit Fees” and “Audit-Related Fees” and tax fees amount to $0 and $0 for the fiscal years December 31, 2009 and 2008, respectively.
In discharging its oversight responsibility with respect to the audit process, the Audit Committee of the Board of Directors obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees”, discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence. The Committee also discussed with management and the independent accountants the quality and adequacy of Bank of Commerce Holdings’ internal controls and the outsourced audit functions, responsibilities, budgeting and staffing. The Committee reviewed with the independent accountants their audit plans, audit scope and identification of audit risks.

Pre-approval Policies and Procedures
Under the audit committee’s pre-approval policies and procedures, the audit committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm. The audit committee may pre-approve a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the audit committee.
This list of services includes: audit services, audit-related services, tax services and all other services. The audit committee sets pre-approved fee levels for each of these listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the audit committee. Any proposed service that will fall outside of the pre-approved fee levels will also require specific pre-approval by the audit committee.
All above fees paid to Moss Adams, LLP during 2009 were pre-approved by the audit committee.
Respectfully submitted by the members of the Audit and Qualified Legal Compliance Committee,

David H. Scott, CPA	Chairman Audit and Qualified Legal Compliance Committee

Russell L. Duclos
Kenneth R. Gifford, Jr.
Lyle L. Tullis
Jon Halfhide, CPA

Discussion of proposals recommended by the Board of Directors
Proposal 1
Election of Directors
The Board of Directors has nominated the ten persons identified in the Board of Directors section above for election at the Annual Meeting. If you elect them, they will hold office until the election of their successors at the Annual Meeting in 2011, or until they resign.
We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternatives. The Board of Directors has no reason to believe that its nominees would prove unable to serve if elected.
The Board of Directors recommends a vote FOR the election of each of the ten nominees for director.
PROPOSAL 2
The Board of Directors recommends a vote FOR the ratification of Moss Adams, LLP as the Company’s independent accountants for the year ended December 31, 2009
The Audit Committee has selected Moss Adams, LLP as the independent registered public accounting firm to audit the books of the Company and its subsidiaries for the year ending December 31, 2009, to report on the consolidated statement of financial position and related statement of earnings of the Company and its subsidiaries, and to perform other appropriate accounting services as may be required by the Board of Directors. The Board recommends that the stockholders vote in favor of ratifying the selection of Moss Adams, LLP for the purposes set forth above. If the stockholders do not ratify the selection of Moss Adams, LLP, the Audit Committee will consider a change in accountants for the next year.
Moss Adams, LLP has advised the Company that they are independent accountants with respect to the Company, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. The Company does not expect that representatives of Moss Adams LLP will be present at the Annual Meeting and accordingly shall not be available to answer questions or make a statement.
PROPOSAL 3
The Board of Directors recommends a vote FOR the amendment and restatement of the Bank of Commerce 2008 Stock Incentive Plan as the Bank of Commerce Holdings 2010 Equity Incentive Plan.
The amendment renames the 2008 Stock Option Plan as the 2010 Equity Incentive Plan (the “Plan”), incorporates the Treasury TARP Capital Purchase Program compliance requirements, and allows for the issuance of restricted stock and to permit the award of restricted stock and restricted stock units, up to a maximum number of 250,000 shares. A copy of the Plan is attached at Appendix D.
Currently, the Bank of Commerce 2008 Stock Option Plan permits the Company to issue stock options to reward executives for their contributions to the Company’s long-term performance. Expanding the scope of incentives permitted under the plan to include restricted stock and restricted stock units on terms that are consistent with the grant of options is intended to retain and motivate key executives and to provide a direct link with the interests of the shareholders of the Company.

Because restricted stock and restricted stock units produce compensation value to the executive only as the Company’s value increases, the Executive Compensation Committee believes that the use of restricted stock and restricted stock units as a compensation tool will further align our named executives’ interests with our shareholders interests to increase Company value over the long-term. No grants of restricted stock units have been made.
The affirmation vote of a majority of the votes cast at the Annual Meeting on this proposal is required to approve the amendments to the Plan. If you “abstain” from voting, it has no effect on the outcome of this proposal.
Description of the Plan
Any person engaged by the Company or its subsidiaries as an employee (including an officer or employee serving as a director) is eligible to participate in the Plan.
An aggregate of 620,000 shares of common stock have been reserved for issuance under the Plan.
The exercise price and vesting schedule for all options granted under the Plan will be set by the Board (or a committee appointed to act as administrator of the Plan) in its discretion, but in all events the exercise price shall be 100% of the fair market value of the stock at the date of the option grant, and vesting will not be less than 20% of the entire grant in any year.
Vesting is dependent upon the Optionee’s continued employment with the Company. Options granted will become fully exercisable following any change in control of the Company if the acquirer does not assume the option obligations. Options are not transferable except upon the death of the option holder, or as the Board may otherwise permit.
At the date of exercise, the option holder may pay the full option price in cash or in shares of common stock previously acquired by the option holder valued at fair market value. The use of previously acquired shares to pay the option price enables the option holder to avoid the need to fund the entire purchase with cash. Upon exercise of an option, the number of shares subject to the option and the number of shares available under the Option Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.
The Plan will be in effect until options have been granted and exercised with respect to all shares available for the Plan. However, no option can be granted under the Plan more than ten years after the Plan has been approved by the Company’s shareholders. The Board may terminate the Plan at any time, except with respect to options already outstanding.
Tax Consequences
The federal income tax consequences of options are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Plan.
Options granted under the Plan are intended to be incentive stock options (“ISOs”). An ISO holder generally will not recognize any taxable income at the time he or she is granted the ISO, or upon its exercise (unless the shares are resold within one year of exercise (a “disqualifying disposition”)). In the event of a disqualifying disposition, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.
If there is no disqualifying disposition, the difference between the sale price and the option holder’s basis in the shares will be treated as a capital gain or loss.
Approval of the Plan requires more votes in favor of adoption of the plan than those against adoption.

PROPOSAL 4
The Board of Directors recommends a vote FOR the amendment of the Company’s Articles of Incorporation to remove cumulative voting rights.
Holders of our common stock have the right to vote on matters submitted to a vote of our shareholders. Under California corporate law, holders of common stock are entitled to exercise such voting rights for directors on a cumulative basis, unless the Company adopts a provision in its Articles of Incorporation or By-Laws to eliminate cumulative voting.
In accordance with Section 301.5 of the California Corporations Code, a corporation whose shares are listed for trading on an approved exchange may eliminate cumulative voting for directors by amendment to its articles of incorporation or its bylaws. Cumulative voting means that each shareholder may cumulate, and cast, a number of votes equal to number of shares held, multiplied by the number of directors to be elected. Under cumulative voting, a shareholder may withhold votes from certain candidates and cast all such cumulated votes for a single candidate or split the cumulated votes between multiple candidates.
Because the Company is listed on the NASDAQ Global Market, it qualifies as a corporation that can eliminate cumulative voting. At the Annual Meeting the Board of Directors recommends that shareholders amend the bylaws to eliminate cumulative voting for directors in future elections to the extent allowed under the California Corporations Code.
While cumulative voting is rarely used, management believes that it could be used to promote factional or dissenting interests at the expense of the larger shareholder population. Each director must act as a fiduciary, and even a director elected by a particular faction or representing a particular point of view would be bound by such duties. Management nonetheless believes that it is prudent to limit the opportunities for disruption that cumulative voting could generate.
PROPOSAL 5
The Board of Directors recommends a vote FOR the adoption of the non-binding advisory resolution approving the compensation of the named executives.
As a result of the Company’s participation in the Capital Purchase Program, the ARRA requires the Company to submit to the shareholders a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.
This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”
This vote shall not be binding on the board of directors and will not be construed as overruling a decision by the board nor create or imply any additional fiduciary duty by the board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions will have no effect on the voting.

OTHER BUSINESS
Under the Rules of the SEC, if a shareholder wants to include a proposal in the Company’s Proxy Statement and form of proxy for presentation at the Company’s 2011 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal administrative office located at 1951 Churn Creek Road, Redding, California by November 20, 2010.
Under the Company’s bylaws, as permitted by the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.
Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company’s principal administrative office not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors. The Company’s annual meeting of shareholders is generally held on the third Tuesday of May. If the Company’s 2011 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any nomination no earlier than March 19, 2011, and no later than April 19, 2011. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.
If the Chairman of the meeting acknowledges the nomination of a person not made in compliance with the foregoing procedures, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the nomination is made at the meeting.
Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of the Company not less than 70 days or more than 90 days before the annual meeting. If the Company’s 2011 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any proposed business item no earlier than February 20, 2011, and no later than March 10, 2011.
If the Company does not receive timely notice, the Company’s bylaws preclude consideration of the business item at the annual meeting. The Company’s bylaws also provide that notices regarding nomination of directors must contain certain information about the director nominee.
With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice. Shareholders may obtain a copy of the Company’s bylaws by sending a written request to the Secretary of the Company at the Company’s principal executive offices. Shareholders may contact an individual director, the Board of Directors as a group, or a specified committee or group, at the Company’s headquarters address. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication.

The Company will initially receive and process communications before forwarding them to the addressee.
The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company. The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies. Whether or not you intend to be present at the Annual Meeting, we request you to return your signed proxy promptly.

By Order of the Board of Directors

/s/ David H. Scott

David H. Scott
Corporate Secretary
Redding, California
April 12, 2010

Appendix A
Bank of Commerce Holdings
Audit Committee and Qualified Legal Compliance Committee Charter
Purpose
It is the policy of the Board of Directors that a system of internal controls be maintained sufficient to provide reasonable assurance that assets are safeguarded, transactions are properly authorized and recorded, and reasonable, detailed records are maintained which accurately reflect the Company’s financial activities and overall risk profile.
It is the policy of the Board of Directors that results from examinations and audits conducted by Regulatory Agencies such as the Department of Financial Institutions, Federal Reserve Board and the FDIC are fully disclosed to the Board of Directors. Further, it is Board policy that at least three representatives from the Board of Directors will be included in any exit review conducted by regulatory personnel with the management of the Company.
It is therefore the objective of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Audit and Risk Management functions of the Company.
Specifically, the Audit Committee is appointed by the Board of Directors to assist in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s audit functions, (4) compliance by the Company with legal and regulatory requirements, and (5) the Company’s risk management efforts.
The Audit Committee shall also be responsible for the preparation of all reports required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
In fulfillment of its responsibilities, the Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall annually review the Committee’s own performance.
While the Audit Committee has the responsibilities and powers set forth in this charter, it is reinforced that such duties include the oversight, scheduling and review of such work and it is not the duty of the Audit Committee to conduct audits or to determine whether the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.
Membership
The Board of Directors shall appoint the audit committee financial expert as chairperson. In addition to the professional requirements, this person plays a pivotal role in Audit Committee effectiveness. He or she will be responsible for the leadership of the committee, including preparing the agenda, presiding over meetings, making committee assignments, and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the President, Chief Risk Officer, Chief Financial Officer, and the lead Independent Audit Partner.
The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise construed to be a financial expert. By definition, the audit committee financial expert is an individual who is determined by the board of directors to possess all of the following attributes:
1.	An understanding of financial statements and generally accepted accounting principles (GAAP)

2.	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves

3.	Experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to what can be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities

4.	An understanding of internal controls and procedures for financial reporting

5.	An understanding of audit committee functions

6.	A fundamental understanding of Risk Management processes and best practices, commensurate with the size and complexity of the Company.
The final rule for audit committee financial experts indicates that the attributes may be acquired by:
•	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant, or auditor, or experience in one or more positions that involve the performance of similar functions.

•	Experience actively supervising a principal financial officer, controller, public accountant, auditor or similar person performing similar functions, or experience overseeing or assessing the performance of companies of public accountants with respect to the preparation, auditing, or evaluation of financial statements.
The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Global Market stock exchange, Section 10A(m)(3) of the Securities and Exchange Commission Act of 1934 and the rules and regulations of the commission. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving as set forth in the corporate governance standards of the NASDAQ Global Market.
The committee is expected to maintain free and open communication (including private executive sessions at each meeting) with the independent accountants, the Chief Risk Officer, and senior management of the Company. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.
Oversight Responsibilities
To discharge its duties regarding the oversight of Financial Statements and disclosure matters the Audit Committee shall:
•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and approve the filing of such documents with the SEC. Recommend the acceptance of the annual audited financial statements at the annual Directors examination.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of financial principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or adjusted non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made.)

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the Independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during the certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Oversee management’s annual assessment of, and report on, the company’s internal control over financial reporting including the Company’s Sarbanes-Oxley program.
Oversight of the Company’s Independent Audit Function
It is the policy of the Board of Directors to engage a qualified certified public accounting firm to conduct a full audit of financial statements at least once annually. This will constitute the annual “Director examination”. Credit quality reviews, Compliance reviews and Operational reviews are regularly scheduled to support the audit and may be performed by parties other than the certified public accounting firm selected to conduct the financial statement audit.
(1)	The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if available, to shareholder ratification.) In doing so, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor’s independence, and recommend to the board any actions necessary to oversee the auditor’s independence.

(2)	Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

(3)	The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

(4)	The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor.

(5)	The Audit Committee shall oversee management’s annual assessment of, and report on, the company’s internal control over financial reporting.
•	The Audit Committee shall review and evaluate the lead partner of the independent audit team.

•	The Audit Committee shall obtain and review a report from the independent auditor, at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board of Directors.

•	The Audit Committee shall ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	The Audit Committee shall prohibit the Company’s internal and independent auditors, as well as the Company’s supervisory regulators from acting as a director, officer, employee or consultant of the Company, or performing any decision-making, supervisory, or ongoing monitoring function for the Company for a cooling off period of two years from the date of engagement.
Oversight of the Company’s Internal Audit Function
The Board of Directors recognizes that it is not necessary and may not be economically feasible for the Bank to employ a full time internal auditor until the bank achieves a certain size and complexity. However, the Board of Directors may elect to have an outside auditor perform audits of operational and compliance policies and procedures and an outside auditor to perform an independent loan review for credit quality, compliance, documentation and appropriate grading.
Although outside consultants, these auditors will be considered our “In-house” auditors. The Chief Risk Officer will outline the scope of the internal audits on an annual basis, and will communicate the scope with the Audit Committee. In-house auditors will be managed by the Chief Risk Officer.
The Audit Committee shall:
1)	Review all significant reports to management prepared by the internal auditor and management’s response.

2)	Discuss with the independent auditor and/or the Chief Risk Officer, the internal audit responsibilities, budgeting, staffing, and scheduling of audits and any recommended changes in the planned scope of the internal audit.
Oversight of the Company’s Risk Management Function
The Audit Committee, with the Chief Risk Officer, assists the Board of Directors in overseeing the Company’s policies, procedures, and practices relating to the Company’s enterprise-wide risks. The Audit Committee also oversees the Company’s compliance with applicable laws and regulations, and reviews all regulatory findings directed to the Board’s attention, assesses the adequacy of management’s response to all material regulatory findings, and monitors compliance with management’s response. In addition, the Audit Committee oversees material pending litigation and monitors whether material new initiatives have been appropriately analyzed and approved.”

•	The Audit Committee shall review the appointment and replacement of the Chief Risk Officer. The Audit Committee shall also, with the assistance of Executive Management, review and approve the Chief Risk Officer’s performance evaluations and the department’s budget and resource needs.

•	The Audit Committee shall obtain reports from the Chief Risk Officer that the Company and its affiliated entities are in compliance with applicable laws, rules, regulations, policies, procedures, and generally accepted best practices.

•	The Audit Committee shall review Risk Management reports and disclosures to management and management’s responses. The Committee shall also advise the Board of Directors of the effectiveness of the Company’s Risk Management Program.

•	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall ensure that management is monitoring the financial performance and potential business continuity impact of key vendors, suppliers, insurers, partners, banks, underwriters, counterparties, and other key third parties upon which the Company relies.

•	The Audit Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	The Audit Committee shall discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

•	The Audit Committee shall conduct such meetings with management as the Committee deems appropriate, to discuss significant risk exposures facing the Company, the Company’s overall risk profile, and to discuss the steps that management has taken to monitor and control such exposures, including the Company’s guidelines and policies governing risk assessment and risk management.

•	The Audit Committee shall oversee the Company’s performance on commitments made by management in the course of regulatory examinations, make recommendations and monitor the Company’s compliance with the Committee’s recommendations.

Appendix B
Bank of Commerce Holdings
Nominating and Corporate Governance Committee Charter
Committee mission statement
The Committee acts on behalf of the RBC Board of Directors in the best interests of the Corporation and its shareholders with regard to the identification of individuals qualified to become Board members, selecting or recommending to the Board that the Board select the director nominees, including for the next annual meeting of shareholders, and providing guidance on board and corporate governance issues including recommending to the Board corporate governance guidelines applicable to the Corporation.
Organization
Members of the Committee are appointed by and serve at the pleasure of the Board of Directors. The members of the Nominating and Corporate Governance Committee shall be “independent” directors as determined in accordance with the laws, rules and regulations of the NASDAQ Global Market and shall also comply with and satisfy all other applicable laws, rules, regulations and requirements. The Chairman of the Nominating and Corporate Governance Committee shall be elected annually by the Board of Directors.
The Committee shall conduct and review with the Board of Directors annually an evaluation of the committee’s performance with respect to the requirements of this Nominating and Corporate Governance Charter.
The Committee shall have sole authority to employ professional advisers in fulfilling its duties. Advisers include, but are not limited to, search professionals, compensation consultants, and attorneys. The Committee shall have sole authority to approve fees, establish retention terms, and terminate such advisers.
Purpose
The purpose of the Nominating and Corporate Governance Committee is to 1) identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors, 2) identify members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors, 3) develop and revise as appropriate Corporate Governance Guidelines applicable to the Company and recommend such guidelines to the Board of Directors, 4) oversee management’s annual assessment of, and report on, the company’s internal control over financial reporting, 5) oversee the evaluation by the Board of Directors of itself and its committees, 6) identify individuals to serve as executive officers of the Company and recommend such individuals to the Board of Directors and 6) review with the Chief Executive Officer matters of management succession.
Meetings
The Nominating and Corporate Governance Committee shall meet as often as it deems necessary or appropriate to carry out its responsibilities, no less than annually, and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Nominating and Corporate Governance Committee members) in furtherance of such responsibilities. Meetings of the Nominating and Corporate Governance Committee shall be called by the Chairman of the Nominating and Corporate Governance Committee or the Chairman of the Board.
All such meetings shall be held pursuant to the by-laws of the Company with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed in the Company’s records.
Powers and Responsibilities
The Nominating and Corporate Governance Committee shall:

•	Actively seek to identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered for election at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors in accordance with Board membership criteria set forth in the Company’s corporate governance guidelines. The Committee shall also consider written proposals for director nominees received from shareholders in accordance with the Company’s corporate governance guidelines and by-laws.

•	The Committee shall develop specific criteria to define what minimum qualifications are required to serve on the Board of Directors.

•	Identify qualified members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors. In addition, the Nominating and Corporate Governance Committee may designate a member of such committee to attend the meetings of any other Board committee ex-officio with the concurrence of the chairman of such other committee.

•	Develop corporate governance guidelines applicable to the Company and recommend such guidelines or revisions of such guidelines to the Board of Directors. All guidelines shall be reviewed at least annually.

•	Review at least annually, the nominating and corporate governance charter and executive compensation charter of the Board of Directors and, when necessary or appropriate, recommend changes in such charters to the Board of Directors.

•	Conduct the annual peer review of the Board of Directors, itself, and its committees.

•	Review with the Chief Executive Officer matters relating to management succession.

•	Identify individuals to serve as executive or corporate officers of the Company and recommend such individuals to the Board of Directors.

•	Monitor the development of best practices regarding corporate governance and take a leadership role in shaping the corporate governance of the Company.

Appendix C
Bank of Commerce Holdings
Executive Compensation Committee Charter
General
The Executive Compensation Committee (the “Committee”) shall be appointed by the Board of Directors (the “Board”) of Bank of Commerce Holdings. (the “Company”). The primary function of the Committee is to discharge the responsibilities of the Board relating to compensation of the Company’s Executive Officers (i.e. CEO, COO and CFO) and directors who are not employees of the Company, and, in connection with the Company’s benefits plans (e.g., stock option and bonus plans). The Committee shall have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.
Composition and Delegation
The Committee shall be composed of at least three members. Each member of the Committee shall be a member of the Board and shall (i) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (ii) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The members of the Committee shall be appointed annually by the Board or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as Chairperson. The Board may remove any member from the Committee at any time with or without cause. The Committee, when appropriate, may form and delegate authority to subcommittees and, to the extent permitted by applicable law, regulations and listing standards, may delegate authority to one or more designated members of the Committee, the Board or Company officers.
The Committee shall have the sole authority to engage or terminate any outside consultant that is retained to assist the Committee in the evaluation of Executive Officers’ and directors’ compensation, including the sole authority to approve fees and other retention terms. As the Committee deems appropriate, it may also retain independent counsel and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or retention terms for any such advisers.
Duties and Responsibilities
Compensation Philosophy and Goal
•	Develop the Company’s executive compensation philosophy and establish and semi-annually review and approve policies regarding executive compensation programs and practices.
CEO and Executive Officer Compensation
•	Review, solicit input from the entire Board and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation and, at a meeting at which the Chief Executive Officer is not present, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and determine the Chief Executive Officer’s compensation based on this evaluation. In determining the long-term incentive component of Chief Executive Officer compensation; the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years and any other factors that the Committee deems relevant.
•	Review the Chief Executive Officer’s recommendations, if any, and determine annual compensation for the Company’s other Executives and Officers.
•	Establish and administer annual and long-term incentive compensation plans for Executive Officers.
•	Recommend to the Board for its approval and, when appropriate, submission to the Company’s shareholders, incentive compensation plans and equity-based plans.

•	Recommend to the Board for its approval changes to Executive Officer compensation policies and programs.
•	Review and approve all Executive Officer employment, compensation and retirement arrangements.
•	Determine procedures for Board review of, and for communicating such review to, the Chief Executive Officer and other senior management.
•	The Compensation Committee will present compensation recommendations to the Board of Directors and the Board of Directors will vote to either accept or reject compensation recommendations.
•	To take such actions as are required to ensure Company compliance with the provisions of the Capital Purchase Program and the American Relief and Recovery Act (“ARRA”).
Board Compensation
•	Periodically review director compensation practices in relation to comparable companies.
•	Recommend to Board, as appropriate, revisions to director compensation practices.
General Compensation and Benefits Matters
•	Consult periodically with the Chief Executive Officer regarding compensation and benefit matters deemed appropriate by them or the members of the Committee.
•	Provide oversight regarding the Company’s retirement, welfare and other benefit plans, policies and arrangements on an as-needed basis.
Tax-Qualified & Nonqualified Benefit Plans
•	Recommend to the Board for Board action (i) all Internal Revenue Service tax-qualified retirement plans and all plan amendments that are non-administrative in nature and (ii) all nonqualified benefit plans and all plan amendments that are non-administrative in nature.
•	Approve and recommend to the Board for its action: the designation of the trustee and the execution of trust agreements for any such plan of plans; the termination, merger or consolidation of any such plan or plans; and the extension of plan participation to employees of affiliates or subsidiaries.
•	Periodically review plan administration, participation and regulatory compliance of nonqualified plans.
Reports
•	Prepare the report on executive compensation required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
Meetings
In accordance with the applicable provisions of the Company’s bylaws, as amended from time to time, the Committee shall meet at such times and places, as the members deem advisable, and shall make such recommendations to the Board as the Committee considers appropriate. When appropriate, the Committee may meet in separate executive session with management, employees, general counsel, internal audit and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention. At each meeting of the Committee, an executive session of only the Committee members shall be held.

Appendix D
BANK OF COMMERCE HOLDINGS
2010 EQUITY INCENTIVE PLAN
1. Purposes of the Plan. This Equity Incentive Plan amends and restates the 2008 Stock Option Plan in its entirety. The purposes of this Equity Incentive Plan are:
     (a) to attract and retain the best available personnel for positions of substantial responsibility;
     (b) to provide additional incentive to Employees; and
     (c) to promote the success of the Company’s business.
Awards under the Plan shall be Incentive Stock Options, Restricted Stock, or Restricted Stock Units as determined by the Administrator at the time of grant.
2. Definitions. As used herein, the following definitions shall apply:
     (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
     (b) “Applicable Laws” means the legal requirements relating to the administration of equity incentive plans (including stock option plans and restricted stock plans) under state corporate and securities laws and the Code.
     (c) “Award” means any Incentive Stock Option, Restricted Stock, or Restricted Stock Unit granted under the Plan.
     (d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award grant. The Award Agreement is subject to the terms and conditions of the Plan.
     (e) “Board” means the Board of Directors of the Company.
     (f) “Code” means the Internal Revenue Code of 1986, as amended.
     (g) “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.
     (h) “Common Stock” means the Common Stock of the Company.
     (i) “Company” means Bank of Commerce Holdings, a California corporation.
     (j) “Continuous Status” means that the employment with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee shall not be considered interrupted by transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Continuous Status as an Employee shall not be considered interrupted by any leave of absence approved by the Company. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. No such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the ninety-first (91st) day of such leave any Incentive Stock Option or unvested Award of Restricted Stock or Restricted Stock Units held by the Participant shall expire/lapse.
     (k) “Director” means a member of the Board.
     (l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
     (m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
     (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Market or The NASDAQ Small Cap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator in accordance with applicable law.
     (p) “Incentive Stock Option” means an Option granted under Section 7(a) intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulation’s promulgated thereunder.
     (q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (r) “Option” means a stock option granted pursuant to the Plan.
     (s) “Option Exchange Program” means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.
     (t) “Optioned Stock” means the Common Stock subject to an Option.
     (u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
     (v) “Participant” means an Employee who has been granted an Award under the Plan which remains outstanding.
     (w) “Plan” means this Bank of Commerce Holdings 2010 Equity Incentive Plan, adopted as of January 26, 2010, which amends and restates the Bank of Commerce Holdings 2008 Stock Option Plan.

     (x) “Restricted Stock” means any Share granted under Section 7(b) of the Plan.
     (y) “Restricted Stock Unit” means any unit granted under Section 7(b) of the Plan which establishes the right to receive a Share (or the Fair Market Value of a Share) at a future date.
     (z) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
     (aa) Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.
     (bb) “Share” means a share of the Common Stock, as adjusted in accordance with Section 8 of the Plan.
     (cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
     (a) Shares Available. Subject to the provisions of Section 8 of the Plan, the maximum aggregate number of shares which may be optioned, sold and/or awarded under the Plan is Five Hundred Seventy Two Thousand and Five Hundred (572,500) Shares of Common Stock. All of the shares which may be optioned will be Incentive Stock Options. Except as otherwise provided herein, the Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.
     (b) Accounting for Awards. For purposes of this Section 3, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares, and Awards that are denominated at the time of grant as payable only in cash and that are settled in cash, shall not be counted against the aggregate number of Shares available for Awards under the Plan.
     (c) Award Limitations Under the Plan.
          (i) Plan Limitation on Awards of Options.
               (1) Each Option shall be designated in the written Award Agreement as an Incentive Stock Option. Notwithstanding any provision of the Plan or the Award Agreement, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options would be exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, the number of such Options so exercisable shall be reduced to a number within an aggregate fair market value of $100,000. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
               (2) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment relationship with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such employment relationship at any time, with or without cause.

               (3) The granting of an Option shall impose no obligation on the Participant to exercise such Option.
          (ii) Plan Limitation on Awards other than Awards of Options.
               (1) The number of Shares available for granting any type of Awards other than Awards of Incentive Stock Options shall not exceed 572,500, subject to adjustment as provided in Section 8 hereof; provided, however, that any Shares covered by an Award that is not an Incentive Stock Option are forfeited shall again be available for purposes of the foregoing limitations.
          (iii) Section 162(m) Limitation for Certain types of Awards. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards in excess of 100,000 Shares (subject to adjustment as provided for in Section 8 of the Plan), in the aggregate in any taxable year.
4. Administration of the Plan.
     (a) Procedure.
          (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.
          (ii) Administration with Respect to Employees who are Directors and Officers Subject to Section 16(b). With respect to Award grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.
          (iii) Administration with Respect to Other Persons. With respect to Award grants made to Employees who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board.

The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.
     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
          (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;
          (ii) to select the Employees to whom Awards may be granted;
          (iii) to determine whether and to what extent Awards are granted to Employees, hereunder;
          (iv) to determine the number of Shares of Common Stock to be covered by each Award made to Employees, hereunder;
          (v) to approve forms of agreement for use under the Plan;
          (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted to Employees hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine but in no event including a vesting term longer than five years and at a rate of not less than twenty percent (20%) per year;
          (vii) to reduce the exercise price of any Option granted to Employees to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;
          (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
          (x) to modify or amend each Award (subject to Section 8(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
          (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
          (xii) to institute an Option Exchange Program;
          (xiii) to determine the terms and restrictions applicable to Awards granted to Employees; and
          (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Awards and any holders of Awards.
5. Eligibility. Awards may be granted only to Employees. If otherwise eligible, an Employee who has been granted an Award may be granted additional Awards.
6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 15 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 11 of the Plan.
7. Awards.
     (a) Incentive Stock Options. The Administrator is hereby authorized to grant Incentive Stock Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Administrator shall determine:
          (i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
               (1) In the case of an Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; and
               (2) In the case of an Option granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
          (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.
          (iii) Term of Option. The term of each Option shall be stated in the Award Agreement. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Option granted to an Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
          (iv) Exercise of Option.
               (1) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.
               (2) Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned

Stock, notwithstanding the exercise of the Option. The Shares issued upon exercise of an Option shall comply with Section 260.140.1 of Title 10 of the California Code of Regulations. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 of the Plan.
               (3) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (v) Termination of Status as Employee. Upon termination of a Participant’s Continuous Status as an Employee, other than as provided for in Section 7(a)(vi) and 7(a)(vii), the Participant may exercise his or her Option, but only within such period of time as is specified in the Award Agreement, and only to the extent that the Participant was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for thirty (30) days following the Participant’s termination unless otherwise determined by the Administrator. If, on the date of termination, the Participant is not entitled to exercise the Participant’s entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan and become available for reissuance.
          (vi) Disability of Participant. In the event an Participant terminates his or her Continuous Status as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within six (6) months from the date of such Disability (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent that the Participant was entitled to exercise it at the date of such termination. If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (vii) Death of Participant. In the event that an Participant’s Continuous Status terminates due to the death of the Participant, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (b) Restricted Stock and Restricted Stock Units. The Administrator is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions pursuant to an Award Agreement not inconsistent with the provisions of the Plan as the Administrator shall determine:
          (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Administrator may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Administrator may deem appropriate. The terms of each Award of Restricted Stock and Restricted Stock Units and any restrictions shall be stated in the Award Agreement.
          (ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.
          (iii) Forfeiture. Except as otherwise determined by the Administrator, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Administrator) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Administrator may, when it finds that a waiver would be in the best interest of the company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.
          (iv) Limit on Restricted Stock. The maximum number of Shares under the Plan available for grants of Restricted Stock and made from and after January 26, 2010, in the aggregate, shall be 250,000 Shares.
General.
          (v) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option or purchasing (if any consideration is required) an Award of Restricted Stock or Restricted Stock Units, including the method of payment as may be permitted under Sections 408 and 409 of the California General Corporation Law. Such consideration may consist entirely of:
               (1) cash;
               (2) check;
               (3) promissory note;
               (4) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;
               (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;
               (7) any combination of the foregoing methods of payment; or
               (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
          (vi) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Administrator, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
          (vii) Term of Awards. The term of each Award shall be for such period as may be determined by the Administrator at the time of grant, but in no event shall any Award have a term of more than 10 years.
          (viii) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.
          (ix) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Administrator determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability , or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Administrator in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

          (x) Compliance with Code Section 162(m). It is the intent of the company that Options to Eligible Persons and other Awards designated as Awards to Eligible Persons subject to Section 3(c)(ii) shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 3(c)(ii), including the definitions of Eligible Person and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given participant will be an Eligible Person with respect to a fiscal year that has not yet been completed, the term Eligible Person as used herein shall mean only a person designated by the Committee as likely to be an Eligible Person with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.
          (xi) Buyout Provisions. The Administrator may at any time offer to buy out, for a payment in cash or Shares, an Award previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.
          (xii) Rule 16b-3. Awards granted to individuals subject to Section 16 of the Exchange Act (“Insiders”) must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
8. Adjustments upon Changes in Capitalization, Dissolution, Merger, or Asset Sale.
     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Award, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction, but in no case shall the Administrator notify each Participant less than ten (10) days before the proposed transaction. The Participant shall have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

To the extent an Option has not been previously exercised and/or an Award of Restricted Stock or Restricted Stock Units has not vested, such Option or Award will terminate and lapse immediately prior to the consummation of such proposed action.
     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.
     In the event that the successor corporation refuses to assume or substitute for the Option, the Participant shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable due to non-vesting. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.
9. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
10. Withholding Taxes. In accordance with any applicable administrative guidelines it establishes, the Administrator may allow a Participant to pay the amount of taxes required by law to be withheld as a result of a lapse of restrictions in connection with Shares purchased or granted pursuant to an Award, by withholding from any payment of Common Stock due as a result of such purchase or lapse of restrictions, or by permitting the purchaser to deliver to the Company, Shares having a Fair Market Value, as determined by the Administrator, equal to the amount of such required withholding taxes.
11. Amendment and Termination of the Plan.
     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
     (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.
     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

12. Conditions upon Issuance of Shares.
     (a) Legal Compliance. Shares shall not be issued pursuant to an Award Grant unless the exercise of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     (b) Investment Representations. As a condition to the exercise of an Option or other Award grant, the Company may require the person exercising such Option or receiving such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     (c) Financial Statements. Participants shall be entitled to receive annual financial statements in accordance with Section 260.140.46 of Title 10 of the California Code of Regulations.
13. Liability of the Company.
     (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 11(a) of the Plan.
14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
15. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.
16. Internal Revenue Code. Notwithstanding anything to the contrary in this Plan, the Plan contemplates the issuance Incentive Stock Options. The provisions of Code Section 422 and the Treasury Regulations thereunder, as may be amended from time to time, are incorporated into this document by reference. With respect to any Option issued under this Plan that is designated as Incentive Stock Option or that is issued under the Award Agreement, it is intended that such Option qualify as an Incentive Stock Option, and no provision of this Plan that would cause such Option to fail to qualify as an Incentive Stock Option shall apply. Any such provision shall be deemed modified to the minimum extent necessary to cause such Option to qualify as an Incentive Stock Option after use of the above-mentioned incorporation by reference.
17. Non-Exclusivity of Plan. The amendment and restatement of this Plan will not be construed as amending, modifying or rescinding any previously approved incentive arrangement other than the Plan or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

18. TARP Requirements. Notwithstanding anything in the Plan or any Award Agreement to the contrary, all Awards made hereunder shall be subject to all applicable requirements of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), as such requirements are implemented by rules, regulations or other guidance issued by the U.S. Department of Treasury from time to time, including, but not limited to, the Interim Final Rule published June 15, 2009 (the “IFR”) (the provisions of EESA, as amended by ARRA, as implemented by the IFR, together with such amendments or modifications thereto and any other rules, regulations or guidance relating thereto as may be published from time to time are referred to herein, collectively, as the “TARP Requirements”). In the event all or any portion of the provisions of the Plan or any Award Agreement are found to be in conflict with any applicable TARP Requirements, then in such event the Plan and/or Award Agreement shall be subject to and automatically modified to reflect such TARP Requirements and the Plan and/or Award Agreement shall be interpreted and administered accordingly.

Name	Bank of Commerce Holdings
Address 1	2010 Annual Meeting of Shareholders
Address 2	Tuesday, May 18, 2010 at 5:15 p.m.
City, State Zip	Lobby of Redding Bank of Commerce
1951 Churn Creek Road
Redding, California 96002
# of Shares:
Important Notice regarding the availability of proxy materials for the Shareholder Meeting to be held on May 18, 2010:
The Proxy statement and Annual Report on Form 10-K are available at Registrar and Transfer www.rtco.com

ANNUAL MEETING PROXY CARD
This proxy when properly executed will be voted in the manner, directed by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed under Item 1 and in favor of Item 2.

☐ Please mark this box with an “X” if you plan to attend the Annual Shareholder Meeting
The Board of Directors recommends a vote FOR Items 1, and 2 below.

		FOR	WITHHOLD

Orin N. Bennett	(01)	☐	☐

Dave Bonuccelli	(02)	☐	☐

Gary Burks	(03)	☐	☐

Russell L. Duclos	(04)	☐	☐

Kenneth R. Gifford, Jr.	(05)	☐	☐

Jon Halfhide	(06)	☐	☐

Patrick J. Moty	(07)	☐	☐

David H. Scott	(08)	☐	☐

Lyle L. Tullis	(09)	☐	☐

Joseph Gibson	(10)	☐	☐

Proposal 2
The Board of Directors recommends a vote FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for 2008

FOR	AGAINST	ABSTAIN
☐	☐	☐
Proposal 3
The Board of Directors recommends a vote FOR the amendment and restatement of the Bank of Commerce 2008 Stock Incentive Plan

FOR	AGAINST	ABSTAIN
☐	☐	☐
Proposal 4
The Board of Directors recommends a vote FOR the amendment and restatement of the Company Articles of Incorporation to remove cumulative voting rights

FOR	AGAINST	ABSTAIN
☐	☐	☐
Proposal 5
The Board of Directors recommends a vote FOR the adoption of the non-binding advisory resolution approving the compensation of the named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐
This proxy is solicited on behalf of the Board of Directors.
You, the undersigned stockholder, appoint each Kenneth R. Gifford, Jr. Chairman of the Board and Patrick J. Moty, President and CEO your attorney and proxy, with full power of substitution, on your behalf and with all powers you would possess if personally present, to vote all shares of Bank of Commerce Holdings Common Stock that you would be entitled to vote at the Annual Meeting of Shareholders to be held at 1951 Churn Creek Road, Redding, California on Tuesday, May 18, 2010 at 5:15 p.m.
The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

Signature 1	Signature 2

Date:

PROXY VOTING INSTRUCTIONS
Please sign on the reverse side and return promptly in the enclosed envelope or vote by telephone.
TELEPHONE VOTING INSTRUCTIONS
TO VOTE BY PHONE: Call toll-free  1-800-840-1208  on touch-tone telephone 24-hours a day 7 days a week.
There is NO CHARGE to you for this call. - Have your proxy card in hand.
You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

Option 1: To vote as the Board of Directors recommends on ALL proposals.

Proposal 1 - To vote FOR ALL Nominees, Press 1; to WITHHOLD FOR ALL nominees, press 9, to WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.
When asked, please confirm by pressing 1.
The instructions are the same for all remaining proposals.
NOTE: If you vote by telephone or internet, THERE IS NO NEED TO MAIL BACK your Proxy Card.